Exhibit 3
DENISON MINES CORP.
TECHNICAL REPORT ON THE HAIRHAN URANIUM EXPLORATION PROPERTY IN MONGOLIA
NI 43-101 Report
Authors:
Hrayr Agnerian, M.Sc. (Applied), P.Geo.
William E. Roscoe, Ph.D., P.Eng.
March 23, 2011
ROSCOE POSTLE ASSOCIATES INC.

Report Control Form

Document Title	Technical Report on the Hairhan Uranium Exploration Property in Mongolia

Client Name & Address	Denison Mines Corp.
595 Bay Street
Suite 402
Toronto, Ontario
M5G 2C2

Document Reference		Status &	Final
	Project # 1655	Issue No.	Version
Issue Date	March 23, 2011

Lead Author	Hrayr Agnerian		(Signed)
	William E. Roscoe		(Signed)

Peer Reviewer	Deborah A. McCombe		(Signed)

Project Manager Approval	William E. Roscoe		(Signed)

Project Director Approval	Deborah A. McCombe		(Signed)

Report Distribution	Name		No. of Copies
Client

	RPA Filing		1 (project box)
Roscoe Postle Associates Inc.
55 University Avenue, Suite 501
Toronto, Ontario M5J 2H7
Canada
Tel: +1 416 947 0907
Fax: +1 416 947 0395
mining@rpacan.com

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TABLE OF CONTENTS

PAGE

1 SUMMARY	1-1
Executive Summary	1-1
Technical Summary	1-4
2 INTRODUCTION	2-1
3 RELIANCE ON OTHER EXPERTS	3-1
4 PROPERTY DESCRIPTION AND LOCATION	4-1
Gurvan Saihan Joint Venture	4-1
Minerals Law and Nuclear Energy Law of Mongolia	4-7
Nuclear Energy Law of Mongolia	4-11
5 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	5-1
General	5-1
Access	5-2
Climate	5-2
Infrastructure and Local Resources	5-3
Physiography	5-3
6 HISTORY	6-1
General	6-1
Choir Depression	6-4
Hairhan	6-5
Other GSJV Properties	6-8
7 GEOLOGICAL SETTING	7-1
Regional Geology	7-1
Local Geology	7-6
Property Geology	7-6
8 DEPOSIT TYPES	8-1
9 MINERALIZATION	9-1
General	9-1
Type of Mineralization	9-1
Mineralogy of the Hairhan Deposit	9-2
Areas of Mineralization	9-3
10 EXPLORATION	10-1
Previous Work	10-1
Recent Work	10-1
11 DRILLING	11-1
Previous Drilling	11-1
Recent Drilling	11-2

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12 SAMPLING METHOD AND APPROACH	12-1
13 SAMPLE PREPARATION, ANALYSES AND SECURITY	13-1
14 DATA VERIFICATION	14-1
Previous Work	14-1
Recent Work	14-1
Data Verification by RPA	14-2
15 ADJACENT PROPERTIES	15-1
16 MINERAL PROCESSING AND METALLURGICAL TESTING	16-1
General	16-1
Early ISR Tests	16-2
Recent Test Work	16-2
17 MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES	17-1
Mineral Resources Reported by Denison	17-1
Database	17-2
Resource Estimation by Denison	17-5
Classification	17-6
RPA Independent Check of the Hairhan Mineral Resources	17-11
18 OTHER RELEVANT DATA AND INFORMATION	18-1
General	18-1
In-Situ Recovery of Uranium	18-1
19 INTERPRETATION AND CONCLUSIONS	19-1
Interpretation	19-1
Conclusions	19-1
20 RECOMMENDATIONS	20-1
21 REFERENCES	21-1
22 DATE AND SIGNATURE PAGE	22-1
23 CERTIFICATE OF QUALIFIED PERSON	23-1
24 APPENDIX A	24-1
Sample Preparation Procedures For Standard Roll Tests	24-1
LIST OF TABLES

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Table 2-1 List of Abbreviations	2-3
Table 4-1 Gurvan Saihan Joint Venture Properties	4-5
Table 4-2 Minimum Expenditures and Fees According to the Minerals Law of Mongolia	4-9
Table 6-1 Historic Exploration Summary	6-3
Table 11-1 Hairhan Drilling Record	11-1
Table 11-2 Denison Recent Drilling	11-3
Table 14-1 Uranium Contents in Test Pits	14-2
Table 14-2 Comparison of Chemical Assays and Equivalent Uranium Values	14-3
Table 14-3 RPA Independent Sampling Results	14-7
Table 17-1 Denison Mineral Resource Estimate — December 2010	17-1

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LIST OF FIGURES

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Figure 2-1 Location Map	2-4
Figure 4-1 Property Map	4-6
Figure 7-1 General Geology of Mongolia	7-3
Figure 7-2 Regional Model of Sedimentary Uranium Mineralization in Mongolia	7-4
Figure 7-3 Generalized Regional Stratigraphic Column and Genetic Model of Uranium Mineralization	7-5
Figure 9-1 Hairhan Depression Regional Map	9-5
Figure 9-2 Hairhan Uranium Deposit — North-South Geological Cross-sections, Profiles 663850W and 664650W	9-6
Figure 9-3 Hairhan Uranium Deposit — East-West Geological Cross-sections, Profiles 4988490N and 4989800N	9-7
Figure 9-4 Hairhan Depression — Generalized Compilation	9-8
Figure 9-5 Hairhan Property — Elevation Contour Map of the Top of Layer F2	9-9
Figure 10-1 Cross-calibration Results to Convert NaI Scan Data into Estimates of Dose Rates at One Metre above the Ground Surface	10-4
Figure 10-2 Cross-calibration Results to Convert NaI Scan Data into Estimates of True Exposure Rates at One Metre above the Ground Surface	10-4
Figure 10-3 Raw, NaI-based Gamma Survey Results	10-6
Figure 14-1 Comparison of Chemical Assays (U) and Equivalent Uranium Values (eU) Interpreted from Gamma Logs	14-5
Figure 14-2 Downhole Assay Comparison	14-5
Figure 17-1 Calculation of Uranium Grade From Downhole Radiometric Response of Mineralized Intersection	17-4
Figure 17-2 Areas of Mineralized Layer F2 — Vertical Thickness (T) Contours	17-7
Figure 17-3 Areas of Mineralized Layer F2 — Grade x Thickness (GT) Contours	17-8
Figure 17-4 Areas of Mineralized Layer F3 — Vertical Thickness (T) Contours	17-9
Figure 17-5 Areas of Mineralized Layer F3 — Grade x Thickness (GT) Contours	17-10
Figure 18-1 Schematic In-situ Uranium Recovery	18-3
Figure 18-2 General Layout of In-situ Uranium Recovery Operation	18-4

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1	SUMMARY
EXECUTIVE SUMMARY
Roscoe Postle Associates Inc. (RPA, formerly Scott Wilson Roscoe Postle Associates Inc.) has been retained by Denison Mines Corp. (Denison) to audit the Mineral Resources, and prepare an independent Technical Report on Denison’s Hairhan Uranium Property in central Mongolia. This report conforms to National Instrument 43-101 Standards of Disclosure for Mineral Projects and Form 43-101F1 (NI 43-101). This report is an update of a Technical Report by RPA dated February 28, 2007, and is required for corporate purposes.
The Hairhan Project comprises a uranium deposit situated within the north central part of the Hairhan Depression. Denison has carried out detailed drill testing and has estimated the Mineral Resources of the uranium deposit. Denison has also carried out initial recovery testing on the central part of the Hairhan deposit.
Denison has been exploring for uranium deposits in Mongolia through predecessor and wholly owned subsidiary companies for more than fifteen years. The exploration target is near-surface uranium mineralization that may be amenable to either open pit mining methods or the in-situ recovery (ISR) method.
Denison has a significant mineral land position in Mongolia. It is part of the Gurvan Saihan Joint Venture (GSJV), with the Government of Mongolia (through the Mon-Atom LLC) and Geologorazvedka Concern (Geologorazvedka, a Russian organization for uranium exploration and development). The GSJV was formed in 1994, and equity interests of the joint venture are as follows:

•	Denison as Operator:	70%
•	Government of Mongolia:	15%
•	Geologorazvedka:	15%

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CONCLUSIONS
Based on recent drilling results and our review of technical reports on past exploration,
RPA offers the following conclusions:
•	The effective date of the Mineral Resource estimate is December 31, 2010.

•
At the cut-off grade of 0.02% equivalent uranium (eU) and a minimum vertical thickness of 2.0 m, the Indicated Mineral Resources at the Hairhan Property, estimated by Denison, are in the order of 12.3 million tonnes at an average grade of 0.062% eU, containing some 7,600 tonnes of U (19.8 million lbs of U3O8), and an average thickness of 3.73 m of the mineralized layers. RPA considers these resources as acceptable and compliant with NI 43-101.

•
At the cut-off grade of 0.02% eU and a minimum vertical thickness of 2.0 m, the Inferred Mineral Resources at the Hairhan Property, estimated by Denison, are in the order of 5.5 million tonnes at an average grade of 0.040% eU, containing some 2,200 tonnes of U (5.8 million lbs of U3O8), and an average thickness of 3.03 m of the mineralized layers.

•	RPA considers that the Denison Mineral Resource estimate of the Hairhan uranium deposit is reasonable and acceptable.

•	The style of uranium mineralization at Hairhan has features similar to uranium deposits in the Colorado Plateau of the United States.

•	In large part, the uranium mineralization is hosted by a number of relatively flat-lying to gently southeast dipping units of sandstone interlayered with siltstone and shale.

•	At least ten mineralized layers (“sand packages”) have been identified within the area of the Hairhan deposit.

•	The mineralized horizons extend 50 m to 3 km along strike, and their thickness ranges from 2 m to 14 m.

•	The Hairhan Uranium Project area is underlain by Upper Jurassic to Neogene continental, deltaic and marine sediments.

•	Large areas of uranium anomalies, with uranium content in the samples ranging from 0.01% eU to 0.20% eU, are associated with units of subhorizontal sandstones.

•
A total of 1,088 regional and detailed exploration drill holes have been completed by the GSJV on the Hairhan Property. Of the 1,088 drill holes, 754 have been completed within the “central” portion of the project, which this NI 43-101 review encompasses. Of the 754 drill holes, 610 encountered anomalous radioactivity.

•
Exploration data suggest that the likely environments of uranium mineralization are braided stream depositional systems within paleochannels, with fine-grained sands and silts containing some organic material, which could serve as reductant for the precipitation of uranium.

•	The methodology of sampling and assaying in the past is in keeping with industry standards.

•	RPA’s check assay results compare well with Denison results.

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•
Results of past check assay programs by Geologorazvedka, and more recently by Denison, also indicate that interpreted mineralized intersections and grade of uranium mineralization from downhole radiometric probing compare very well with actual chemical assays and lithologic logs.

•	The methodologies of lithologic and radiometric logging procedures, and sampling and assaying during the recent drilling campaign are in keeping with industry standards.

•	There is good potential for the discovery of additional uranium mineralization within the Hairhan mineral licence. Further work is warranted.

•	Metallurgical test work results indicate that mineralized zones situated below the water table at Hairhan are amenable to recovery of uranium by the ISR method.
RECOMMENDATIONS
RPA recommends that Denison advance the Hairhan Uranium Project towards a prefeasibility study on the potential economics of an ISR operation.
Denison has prepared a preliminary budget for 2011 on the order of US$3,000,000 for the Hairhan Uranium Project. The objectives are to advance the project to the semi-commercial ISR test stage, which includes conversion of the Mineral Resources to Mineral Reserves. The proposed program provides a phased approach to build on past pilot test work and to advance start-up of a commercial test facility in 2012. The initial phase for 2011 includes design and specification of a modular ISR pilot facility incorporating parameters derived from prior pilot work. This phase will also entail a scoping study to project economic and operating criteria for the pilot phase and extending into commercial operations. The 2011 program, as the initial phase of development, includes the following:
•	Baseline environmental studies, including:
•	Groundwater baseline sampling

•	Ambient and baseline air quality

•	Site radiological characterization and exposure pathways analyses

•	Social and stakeholder assessment

•	Public information programs on uranium recovery

•
Environmental assessment for ISR of uranium (Detailed Environmental Impact Assessment was submitted to Government agencies in mid-2010, and approval by the Ministry of Nature, Environment, and Tourism was received March 2011)

•	Design of semi-commercial phase ISR plant and associated facilities and infrastructure, including:
•	Plant and wellfield design and specification of equipment

•	Metallurgical and process flowsheets and design

•	Waste characterization and management system designs

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•	Radiological health and safety system designs

•	Construction of initial stage workers’ camp

•	Installation of power supply system

•
Drilling of pump test wells to test the mineralized zone aquifer and determine the properties for the design of an ISR-Semi-Commercial scale test and to collect baseline water quality data in the proposed test area. Core samples from these wells will provide material for laboratory bench testing to refine the ISR lixiviant chemistry

•	Hiring of development staff to initiate project development, worker training, and construction
•	Scoping study incorporating parameters defined in prior test work:
•	Pilot program will refine scoping level parameters
•
Preparation of Mongolian compliant feasibility study to be submitted to the Government of Mongolia. The Mineral Resources and Mineral Reserves, which are required to be prepared in accordance with Mongolian requirements for the Mongolia feasibility study, have been approved and registered with the Government of Mongolia.

The breakdown of the proposed 2011 budget is as follows:
•	Resource definition and installation of test area monitor wells = $825,000

•	Environmental data collection and reports = $175,000

•	Development staff, engineering and technical studies, field support services = $1,200,000

•	Capital Equipment and Facilities: Workers’ camp, power supply, vehicles, pumps, monitoring equipment, etc. = $800,000
RPA concurs with this program and budget.
RPA also recommends that Denison, on behalf of the GSJV, continue with the regional and detailed exploration program to better outline the mineralized horizons and to assess the exploration potential for uranium mineralization within the large mineral lands in south central Mongolia. The objective of this work is to discover sedimentary-hosted uranium mineralization.
TECHNICAL SUMMARY
GENERAL
Mongolia is a large, landlocked country with an area of approximately 1,566,000 km2. The country shares a 4,673 km long border with China on its eastern, western and southern sides, and a 3,485 km long border with Siberia (Russia) to the north. The country is lozenge-shaped and is approximately 2,500 km east-west and approximately 950 km north-south. The topographic elevations range from 2,400 masl in the north to 900 masl in the depressions of the Gobi Desert.

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The southern third of Mongolia is dominated by the Gobi Desert that continues southward into China. While part of the desert is true desert, much of it is classed as desert steppe and has sufficient grass to support scattered herds of sheep, goats, cattle, horses, and camels. Much of the rest of the country is comprised of grasslands and the southern continuation of the Russian steppes. The northern margin of Mongolia is forested. Locally, high mountain ranges are present.
OBJECTIVE
Denison’s objective in Mongolia is to develop economic uranium deposits. The exploration target is sandstone hosted uranium deposits, including roll front-type and Colorado Plateau-type uranium deposits that bear similarities to uranium deposits in the Western United States.
PROPERTY STATUS
The Hairhan Uranium Property is an intermediate to advanced stage exploration property, and hosts a uranium deposit, which may potentially be mined by ISR methods. Denison is the operator and holds a 70% interest in the property, which covers a total area of approximately 31,702 ha.
The Hairhan exploration licence was obtained by the GSJV under a Mineral Agreement with the Government of Mongolia, prior to the introduction of the 1997 Minerals Law. The GSJV currently controls four licences under the Mineral Agreement, and these licences total 167,260 ha. The GSJV also holds two exploration licences, totalling 14,314 ha, which are subject to the 1997 Minerals Law.
RPA understands that Denison is in full compliance with Mongolian laws and regulations in regard to all of its properties.
LOCATION AND ACCESS
The Hairhan Project area is situated some 360 km south of Ulaanbaatar, the capital of Mongolia. The current exploration is being carried out from an exploration camp in the western part of the project area. Supplies and heavy equipment are brought to the camp by trucks. There are a few small settlements near the exploration camp.

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Access to the Hairhan Project area is by paved and gravel roads. Since much of the country is open, vehicle access is possible to most of the exploration areas. Distances are large, however, and roads are often poor or non-existent. The local airline, Mongolian International Air Transportation (MIAT), serves about 20 communities, one of which, Choir, is close to the Hairhan Property.
CLIMATE
The climate in Mongolia is continental and semi-arid, with marked difference in seasonal temperature. The mean temperature during the winter months (December to March) in Ulaanbaatar and the central part of the country ranges from -50°C to -5°C, with an average temperature of -25ºC and no precipitation. The mean temperature during the summer months (June to September) is 17°C in Ulaanbaatar and ranges from 10°C to 40°C. The average annual precipitation is 7.6 cm and ranges from 5 cm to 10 cm. Exploration on the licence areas may be carried out only during the spring and summer months. Rainfall and temperature throughout Mongolia are variable depending on elevation. Permafrost is found only in the far northern taiga and the alpine regions of western Mongolia.
The predominant wind direction (35% to 40% of the time) is from the northwest, north, and northeast. The typical wind speed is 3 m/s to 5 m/s in January and 4 m/s to 6 m/s through the rest of the year. Wind gusts as high as 40 m/s have been recorded.
INFRASTRUCTURE AND LOCAL RESOURCES
Local infrastructure is available at Choir, a small town near the Haraat Property, another GSJV licence area. Except for cell phone communication, there is no infrastructure available at the sites. At the Hairhan exploration camp, electrical power is available only by diesel generators. Water, both industrial and potable, is drawn from wells. Supplies and heavy equipment are brought to the exploration camp by trucks. Rotary and diamond drilling equipment and contractors are available in Ulaanbaatar.
PHYSIOGRAPHY
The Gobi (Mongolian: éOBb, Gov’ “gravel covered plain”) is the largest desert region in Asia, and is the fourth largest desert in the world. It covers parts of northern and northwestern China, and southern Mongolia. The desert basins of the Gobi are bounded by the Altai Mountains and the grasslands and steppes of Mongolia to the north, by the Tibetan Plateau to the southwest, and by the North China Plain to the southwest. The Gobi is made up of several distinct ecological and geographic regions based on variations in climate and geography.

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The surface of the Gobi is generally eroded and consists of flat depressions and basins separated by a number of flat-topped mountains, of relatively low relief, ranging from 150 m to 500 m. The topographic elevations in the areas of the depressions range from 900 masl to 1,150 masl.
LAND USE
The area of the Hairhan Property is underlain by Precambrian to Cenozoic rocks, and much of the land is covered with overburden, which ranges from 0.5 m to 5 m in thickness. Outcrops are not common, especially in areas covered by extensive sand and gravel. In general, the land in and around the Hairhan exploration property is used strictly for grazing of livestock.
Soils are comprised mainly of the carboniferous brown soils typical of the Eastern Steppe. At higher elevations, soils are shallow and poorly developed, with little organic matter. At lower elevations and in flatter topography, soils are better developed and contain organic-rich surface layers.
FAUNA AND FLORA
The land in the Gobi Desert is used for agriculture by local herdsmen. There are some wild animals living in the area, but throughout most of the year the land is used for grazing of sheep, goats, cattle, horses and camels, as noted above. Wildlife in the area includes various species of mammals and birds, including yak (buffalo), Bactrian (double humped) camel, chipmunk, antelope, wild horses, teke (Siberian goat), keklik (partridge), eagle, bearded vulture, and migrating birds.
Vegetation consists predominantly of grass and some sage brush, typical of the plains of Central Asia. In general, there are very few trees to be harvested for firewood, and coal and dung are used for heating in the ghers (or yurts), the round tents used by the Mongolians.
HISTORY
Exploration for uranium deposits in Mongolia dates back to the early 1940s, with reconnaissance geological mapping and radiometric surveys by Mongolian and Soviet geological expeditions from 1943 to 1957. In 1955, a Soviet geological expedition commenced exploration for uranium in the Choir Depression. This early work led to the identification of numerous uranium anomalies and surficial occurrences, mainly in Cretaceous age sediments of the Dzuunbayan Formation.

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In 1970, an intergovernmental agreement between Mongolia and the Soviet Union led to uranium exploration by Geologorazvedka funded by the Soviet Union. Geologorazvedka carried out detailed geological mapping throughout Mongolia, and evaluated previously identified occurrences by trenching and exploration drilling. Airborne gamma spectrometry surveys were conducted, with anomalous areas being flown on closer spacing. Some of the exploration was also carried out in northeastern Mongolia where uranium mineralization is present in veins and stockworks hosted in volcanic flows and volcanogenic sediments of the Dornod and Gurvanbulag regions.
From 1988 to 1989, Geologorazvedka conducted regional scale exploration drilling on the Choir Depression, most notably in the area of the Haraat occurrences. In addition to providing depression-wide stratigraphic profiles, the early drilling confirmed the presence of large areas of continuous, shallow uranium mineralization occurring in sands, siltstones, clays, and coals of the Dzuunbayan Formation. In total, from 1988 to 1989, Geologorazvedka completed approximately 47,000 m of drilling in more than 1,000 holes.
In 1996, the GSJV escalated its exploration work with the focus on the Choir Depression. This led to delineation of additional mineralization, lying both above and below the water table. Geologorazvedka also carried out exploration drilling for the GSJV in the Gurvan Saihan and Hairhan depressions. One hole in the Hairhan Depression intersected 14 m grading 0.144% U within what would become the Hairhan deposit. The GSJV also built an ISR Pilot Plant at Haraat, capable of handling 20 m3/hr of solution containing uranium minerals. The results of the pilot tests established that recovery of uranium was possible with ISR, although further work is required to confirm the economic viability of the process.
In 1997, drill testing confirmed the presence of the Hairhan deposit and the GSJV carried out further exploration drilling in the Choir, Hairhan, and Ulziit depressions. Exploration drilling continued in 1998, and the GSJV successfully completed an initial ISR leach test at Hairhan. Declining uranium prices, however, led to a curtailment of work in 1999. Systematic exploration work on the property has resumed in recent years.

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GEOLOGICAL SETTING AND MINERALIZATION
The Hairhan and other uranium properties of the GSJV are located within the Mongol-Altai fold system. They are situated within structural depressions, such as grabens, defined by northeast trending normal faults in the central part of Mongolia. Uranium mineralization is also associated with intersections of northeast and northwest trending regional faults. Late Mesozoic extensional basins are a prominent geological and topographic feature of central East Asia. The basins are interpreted as having formed in an intracontinental, back-arc tectonic setting in response to extensional faulting. These basins, likely fault bounded grabens and half grabens, were filled by eroded sediments during the Jurassic and Cretaceous periods.
The GSJV licences cover a number of the internal basins, or depressions, located in central Mongolia. The most advanced exploration has been completed on four depressions included in the original Mineral Agreement. These are the Choir, Ulziit, Gurvan Saihan, and Hairhan depressions. All of these depressions appear to have similar geological features.
The outline of the Hairhan Depression is cone-shaped, with dimensions of approximately 70 km long (east-west) and 40 km wide (north-south). The elevation of the depression varies from about 1,100 masl to 1,150 masl, while the surrounding upland is 300 m to 500 m higher. Basement rocks around the Hairhan Depression comprise Proterozoic schist, gneiss, and limestone, Paleozoic granitic rocks, Permian felsic volcanic rocks, and Mesozoic leucogranitic rocks and volcanic rocks.
The depression fill is composed of poorly consolidated sedimentary rocks with a total thickness ranging from 1,250 m to approximately 3,200 m. The Lower Cretaceous sediments of the Dzuunbayan Formation are divided into two facies, with the first typically variegated and the second normally grey. The variegated section consists of conglomerate, sandstone, and siltstone, and occurs mainly on the margins of the depression. The second facies is comprised of lacustrine sediments, typically clays and argillaceous sandstone, with interbeds of brown coal and disseminated iron sulphides. Lateral changes in facies are also present.
Uranium mineralization at Hairhan is characterized by an uneven grain size distribution, typically coarse to medium grained. In places, however, the fines content may be significant. Uraninite and coffinite are the dominant uranium minerals, commonly with a 50:50 ratio, and occur as interstitial material between the coarser sand grains.

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EXPLORATION
In total, approximately 365,000 m of drilling (core as well as rotary) has been completed by Geologorazvedka and Denison in previous campaigns, of which 118,022 m were completed on the Hairhan Property.
Drilling contractor for both diamond drilling and rotary drilling for the period 1994 to 1998 was Geologorazvedka, based in Ulaanbaatar. HQ type core was retrieved by Geologorazvedka. Initially, some 10% of the exploration holes were diamond drill holes. During subsequent campaigns, the ratio of rotary core to non-core holes has been much lower; <1%.
From 1994 to 1996, Geologorazvedka carried out downhole logging, and from 1996 to 1998, downhole logging was done by GSJV personnel trained and supported by Denison and using probes manufactured by Mount Sopris of Denver, Colorado. Some of the early drilling was logged using Russian equipment, but the Mount Sopris equipment was in place relatively early in the drilling program. With the resumption of exploration drilling by the GSJV in 2005, downhole logging was provided by a local Mongolian contractor using Mount Sopris equipment calibrated and operated in accordance with the manufacturer’s established standards and methods.
RPA reviewed a number of drill logs at the Denison office in Ulaanbaatar. RPA is of the opinion that the lithologic logging and downhole gamma logging procedures are comparable to Western industry standards.
MINERAL RESOURCES AND MINERAL RESERVES
RPA carried out an audit of the Denison Mineral Resource estimate of the Hairhan deposit. This included:
•	Database verification, including sampling and assaying protocols.

•	Review of drill core logging and visual examination of two representative holes.

•	Geological interpretation of the mineralized zones on sections and plans.

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•	Review of Denison’s estimate and classification of the Mineral Resources of the Hairhan deposit.

•	Check estimates of parts of the Mineral Resources of the Hairhan deposit.

•	Classification of Mineral Resources.
RPA concurs with Denison’s estimate that the Hairhan deposit contains some 12.3 million tonnes of Indicated Mineral Resources at an average grade of 0.062% eU, containing some 7,600 tonnes of uranium (19.8 million lbs U3O8), and approximately 5.5 million tonnes of Inferred Mineral Resources at an average grade of 0.040% eU, containing some 2,200 tonnes of uranium (5.8 million lbs U3O8). Cut-off grade is 0.02% eU over a minimum thickness of 2.0 m.
The Mineral Resource estimate is in accordance with the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves adopted by the CIM Council on December 11, 2005 (CIM definitions). There are no Mineral Reserves on the Hairhan Property at the present time.
EXPLORATION POTENTIAL
A Colorado Plateau-type sedimentary uranium deposit has been discovered within the Hairhan Depression and is being explored by Denison. Since only part of the general area has been adequately explored, RPA is of the opinion that there is significant geological potential for additional resources in the areas of the Hairhan Property.
Past work was focused on developing targets of near-surface sedimentary uranium deposits. Preliminary interpretation of drill results on the Hairhan Property suggests that Middle to Upper Cretaceous sandstones are the favourable host for uranium mineralization. These results also suggest that diagenetic fluids have moved through the sedimentary rocks and were part of the process of emplacement of uranium mineralization in the area. Additional ground investigations need to be carried out to assess the exploration potential of these anomalous areas.

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2 INTRODUCTION
Roscoe Postle Associates Inc. (RPA, formerly Scott Wilson Roscoe Postle Associates Inc.) has been retained by Denison Mines Corp. (Denison) to audit the Mineral Resources and prepare an independent Technical Report on Denison’s Hairhan Uranium Property in central Mongolia (Figure 2-1). This report conforms to National Instrument 43-101 Standards of Disclosure for Mineral Projects and Form 43-101F1 (NI 43-101). This report is an update of a Technical Report by RPA dated February 28, 2007 (Gow and Pool, 2007), and is required for corporate purposes.
Denison has been exploring for uranium deposits in Mongolia through predecessor and wholly owned subsidiary companies for more than fifteen years. The exploration target is near-surface uranium mineralization that may be amenable to either open pit mining methods or the in-situ recovery (ISR) method. The company has identified a uranium deposit in the Hairhan Depression. Denison has carried out detailed drill testing and has estimated the Mineral Resources of the deposit. Denison has also carried out initial recovery testing on the central part of the Hairhan deposit.
In this report, the term Denison refers to both the parent company and its subsidiaries. Denison Mines Corp. was formed by the business combination of International Uranium Corporation (IUC) and Denison Mines Inc. Initial work in Mongolia was by Energy Fuels Exploration Company (Energy Fuels), which was acquired by IUC in 1997, and work was directed by IUC from 1997 to 2006.
Denison’s objective in Mongolia is to develop economic uranium deposits. The exploration target is sandstone hosted uranium deposits, including roll front-type and Colorado Plateau-type uranium deposits that bear similarities to uranium deposits in the Western United States.
For this report, RPA carried out the following tasks:
•	A site visit to the Hairhan Uranium Property, from December 3 to 4, 2008, by Hrayr Agnerian.

•	A review of the historic drilling database by Geologorazvedka Concern (Geologorazvedka), including drill sections.

•	A review of recent diamond and rotary mud drilling results by Denison.

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•	Independent geological interpretation of the mineralized zones (layers F1 and F2) of the upper part of the Hairhan deposit.

•	Independent sampling of two diamond drill holes from the Hairhan deposit.

•	Estimation of the Mineral Resources of the F1 and F2 Layers of the Hairhan deposit.
The Qualified Persons for this report are:
•
Mr. Hrayr Agnerian, M.Sc. (Applied), P. Geo., Associate Consulting Geologist, RPA, who carried out the site visit and the resource audit, and is responsible for the overall preparation of all sections of this report.

•	Mr. William E Roscoe, Ph.D., P. Eng., President of RPA, who shares responsibility for Section 17 Mineral Resource and Mineral Reserve Estimates.
The documentation reviewed, and other sources of information, is listed at the end of this report in Section 21 References. The documentation is provided by Denison, some of it in Russian and English translated copies.
Units of measurement used in this report conform to the SI (metric) system (Table 2-1). All currency in this report is in United States dollars (US$) unless otherwise noted.

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TABLE 2-1 LIST OF ABBREVIATIONS
Denison Mines Corp. — Hairhan Uranium Property

µ	micron	km/h	kilometre per hour
µrem/hr	dosage count in micro-rem per hour	km2	square kilometre
°C	degree Celsius	L	litre
µg	microgram	l/s	litres per second
C$	Canadian dollars	m	metre
cm	centimetre	m2	square metre
cm2	square centimetre	m3	cubic metre
dia	diameter	masl	metres above sea level
eU	equivalent uranium	mm	millimeter
g	gram	mg/l	milligram per litre
g/l	gram per litre	m3/h	cubic metres per hour
g/t	gram per tonne	ORP	oxidation-reduction potential
hr	hour	pH	measure of acidity or basicity of solutions
ha	hectare	ppm	part per million
ISR	In-situ recovery	s	second
k	kilo (thousand)	T	metric ton
kg	kilogram	t/m3	unit of density
km	kilometre	US$	United States dollar

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Russian Federation
Lake Baikal
Irkutsk
Ulan Ude
Chita
Krasnokamensk
Ulaangom
Ölgiy
Mörön
Sühbaatar
Darhan
Erdenet
Bulgan
Dasbalbar
Bayan Uul
Dund-Us
Uliastay
Ulaanbaatar
Choybalsan
Tsetserleg
Dzuunmod
Öndörhaan
Mongolia
Baruun Urt
Altay
Bayanhongor
Arvayheer
Mandalgovi
Dundgobi Province
Buyant-Uhaa
HAIRHAN
Dalandzadgad
N
0 100 200 300 400 500
Kilometres
Figure 2-1
China
Datong
Beijing
Russia
Mongolia
China
March 2011
Legend:
National Capital
Provincial Capital
Town, village
Highway/road
Railroad
90° 95° 100° 105° 110° 115° 120°
50° 45° 40°

Denison Mines Corp.

Hairhan Uranium Project

Dundgobi Province, Mongolia

Location Map

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3	RELIANCE ON OTHER EXPERTS
This report has been prepared by Roscoe Postle Associates Inc. (RPA) for Denison Mines Corp. (Denison). The information, interpretations, conclusions, opinions, and recommendations contained herein are based upon:
•	Information available to RPA at the time of preparation of this report,

•	Assumptions, conditions, and qualifications as set forth in this report, and

•	Data, reports, and opinions supplied by Denison and other third party sources listed as references.
For the purpose of this report, RPA has relied on ownership information provided by Denison. RPA has not researched property title or mineral rights for the Hairhan Uranium Property and expresses no opinion as to the ownership status of the property.
Except for the purposes legislated under provincial securities laws, any use of this report by any third party are at that party’s sole risk.

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4	PROPERTY DESCRIPTION AND LOCATION
Denison and its predecessor companies, IUC and Energy Fuels, have been active in Mongolia for approximately fifteen years, and initial exploration commenced prior to the promulgation of the 1997 Minerals Law of Mongolia. Property holdings are divided into two groups:
•	Properties obtained prior to the 1997 Minerals Law and held within the Gurvan Saihan Joint Venture (GSJV).

•	Exploration licences acquired by GSJV since 1997 that are subject to the Minerals Law.
This report deals only with the Hairhan Property of the GSJV. Minimum annual work requirements and fees to hold the Hairhan licence are in the order of US$95,000. For detailed information on Denison’s other exploration properties, the reader is referred to the previous RPA report by Gow and Pool (2007).
GURVAN SAIHAN JOINT VENTURE
In an agreement dated January 15, 1994, Energy Fuels (a Colorado based company and a predecessor to Denison), the Ministry of Geology and Mineral Resources of Mongolia (MRM, currently represented by the Ministry of Mineral Resources and Energy of Mongolia), and “Geologorazvedka”, a Russian organization for uranium exploration and development, formed a joint venture to conduct prospecting and exploration for uranium and associated minerals in the Gobi region of Mongolia. This agreement is referred to as the Gurvan Saihan Joint Venture (GSJV). The equity interests of the parties were as follows:

•	Energy Fuels:	70%
•	Government of Mongolia: (under Mon-Atom LLC)	15%
•	Geologorazvedka:	15%
Subsequent to the GSJV agreement, Denison, through a wholly owned Mongolian subsidiary, acquired the Energy Fuels interest in 1997. Denison currently holds a 70% interest in the GSJV and is the operator of the project.

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The initial properties obtained by the GSJV were granted under a Mineral Agreement with the Government of Mongolia (the Mineral Agreement). This agreement grants properties exclusive to the GSJV, and establishes the fiscal and operating policies under which the GSJV operates. Under the Founding Agreement among the respective partners and the Mineral Agreement, each of the partners was required to contribute to the venture. The terms of the Mineral Agreement are described below.
OBLIGATIONS OF THE MONGOLIAN GOVERNMENT
The Government of Mongolia granted exclusive rights and permits to five areas without obligations for further licensing fees. This includes the obligation of the Government to provide all necessary authorizations, permits, and licences needed by the joint venture to conduct business. The exploration areas subject to the Mineral Agreement included:
•	Choir (also known as Haraat)

•	Gurvan Saihan

•	Hairhan

•	Undurshil

•	Ulziit
The general provisions of the agreement also stated that:
•	The exploration and mineral rights granted to the GSJV under the agreement were for a period of 15 years, commencing in 1994.

•	During the first four years of the joint venture, Energy Fuels would fund 100% of the exploration costs, for a total of US$4 million, with annual requirements as follows:
•	1994: US$500,000

•	1995: US$1,000,000

•	1996: US$1,000,000

•	1997: US$1,500,000
This total amount, however, was later increased to US$5.1 million in 1997.
•	When Mongolia enacts new laws, the GSJV will not be subject to conditions, restrictions, taxes, or fees more severe than those effective at the time of approval of the Mineral Agreement.

•	No areas included in the Mineral Agreement can later be designated as closed, restricted, or open to competitive bidding as long as the Mineral Agreement is in effect.

•	After the first four years of work, the venture may identify certain lands which are no longer of exploration interest and may release such lands from the Mineral Agreement.

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•	The GSJV and the Mongolian Government will negotiate a procedure and a schedule to release any such lands from the Mineral Agreement.

•
After the initial funding of the first US$4 million (subsequently changed to US$5.1 million) of GSJV expenditures, funding will be on the basis of equity share in the GSJV, and each partner will receive its equity share of net proceeds from mining operations.

•
If a participant fails to fund its share of expenditures, such participant will be suspended from participating in the business and management of the venture, and will give up its rights to its share of profits until the participant providing funding on behalf of any non-funding participant has recovered from net profits of the venture an amount equal to 150% of contributions made on behalf of the non-funding participant.

•	Participants cannot assign their interest to another party without the written consent of the other participants.

•
The Government of Mongolia acknowledges that its 15% interest in the GSJV is its entire interest, and Mongolia will receive a production royalty of 4% and cannot take a greater interest or impose a greater royalty in the future.

•
The GSJV is entitled to apply to receive benefits or favourable provisions under new laws which contain terms or conditions that are more favourable to the GSJV than the conditions existing when the Mineral Agreement was approved.

OBLIGATIONS OF GEOLOGORAZVEDKA
Geologorazvedka contributed all of the exploration data, records, and information it possessed for the five areas. Geologorazvedka was also retained by the GSJV as General Contractor to provide technical staff and equipment for the GSJV’s programs. This is because Geologorazvedka had extensive experience in uranium exploration in Mongolia, as well as experience in ISR from uranium deposits.
OBLIGATIONS OF ENERGY FUELS (DENISON)
Energy Fuels was required to provide 100% of venture funding until the predetermined total had been reached (as noted above, initially it was US$4 million and then changed to US$5.1 million). The initial funding obligation by Energy Fuels was fulfilled within four years in accordance with a schedule in the Mineral Agreement.

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RPA COMMENTS
RPA notes that, based on the date of the agreement, the effective period of the agreement would have terminated on January 15, 2009. RPA also notes that, according to the terms of the agreement, after fifteen years of exploration “the properties must be put in development for the purpose of production within two years after cessation of exploration activities, or the agreement will terminate”, and “the agreement will continue in effect after fifteen years as to any property in development or production so long as development or production activities continue” (GSJV Mineral Agreement, January 15, 1994).
The Ministry of Mineral Resources and Energy acted in early 2009 to extend the GSJV licences for a period of three years. Extension of licences or continuation of work is contemplated under the original Mineral Agreement as well as under the Minerals Law of 1997 (amended in 2006). The licence extension was granted under provisions of the Minerals Law, and as a consequence, the GSJV now pays annual licence fees of $1.50 per ha for each licence and must perform minimum annual work on each in an equal amount. The minimal annual licence holding cost, including fees and work requirements for all six licences held by the GSJV, totals approximately $545,000.
Under the Mineral Agreement, the GSJV was granted title to five geological depressions named Choir (Haraat), Gurvan Saihan, Hairhan, Undurshil, and Ulziit, as noted above. The GSJV has relinquished title to all of the Undurshil Depression and has reduced its holdings in the other depressions. Table 4-1 lists the current exploration areas, their respective sizes, and minimum required annual fees and exploration expenditures as per the 2006 Minerals Law of Mongolia. The general location of the Hairhan Property is shown in Figure 4-1.

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TABLE 4-1 GURVAN SAIHAN JOINT VENTURE PROPERTIES
Denison Mines Corp. — Hairhan Uranium Property

						Annual Work
Property	Licence					Requirements and
Name	No.	Issue Date	Aimag	Soum	Area (Ha)	Fees (US$)
Ulziit	1068X	January 14, 1994	Sukhbataar	Tuvshinshiree, Uulbayan	79,365	238,100
Hairhan	1017X	January 14, 1994	Dundgobi	Ulziit	31,702	95,100
Gurvan Saihan	1018X	January 14, 1994	Dundgobi	Gurvan Saihan	20,736	62,200
Choir (Haraat)	1021X	January 14, 1994	Dundgobi, Dorngobi, Gobisumber	Bayanjargalan, Underhill, Dalanjargalan, Sumber, Shiveegobi	35,457	106,400
Hokh Tolgoi	7317X	April 21, 2004	Dundgobi	Delgerhangai	10,268	30,800
Urt Tsav	7318X	April 21, 2004	Dundgobi	Delgerhangai	4,046	12,100

Totals					181,574	544,700

Source:	Denison, 2010.

Notes:

1.	Hairhan is the only property discussed in this report.

2.	Aimag is a Province and Soum is a County.

3.	Annual fees are US$1.50/ha.

4.	Annual exploration work requirements are US$1.50/ha.

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650,000 mE
660,000 mE
670,000 mE
680,000 mE
690,000 mE
700,000 mE
710,000 mE
5020,000 mN
5010,000 mN
5000,000 mN
4990,000 mN
4980,000 mN
4970,000 mN
N
License Area
Hairhan Depression Boundary
0
5
10
15
20
Kilometres

Figure 4-1

Denison Mines Corp.

Hairhan Uranium Project

Dundgobi Province, Mongolia

Property Map

Legend:

Hairhan Depression Boundary

Hairhan Licence Area

March 2011

Source: Denison Mines Corp., 2011.

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MINERALS LAW AND NUCLEAR ENERGY LAW OF MONGOLIA
Subsequent to the formation of the GSJV, Mongolia enacted the “Minerals Law of Mongolia (Amended Law) as of July 8, 2006” and promulgated by the Ts. Nyamdorj, Speaker of the Parliament (Great Hural) of Mongolia on November 22, 2006. This is known as the Revised Minerals Law of Mongolia (RMLM). The RMLM contains some conditions and provisions that are not consistent with the Mineral Agreement of 1994. The Mineral Agreement, however, has been recognized as an “International Agreement” under the Amended Law or RMLM, and any inconsistencies between the Amended Law and the Mineral Agreement, thus far, have been resolved in favour of the provisions of the Mineral Agreement.
In July 2009, the Great Hural enacted the Nuclear Energy Law of Mongolia (NEL). This broad law established regulatory authority and governing requirements for all aspects of uranium exploration and development as well as utilization of nuclear power in Mongolia. The NEL authorized formation of the Nuclear Energy Agency (NEA) as the governing body for all affairs involving radioactive materials. At the time of the preparation of this Technical Report, efforts are underway within Mongolia Government agencies to address inconsistencies and ambiguities introduced with the passage of the NEL as it pertains to the rights and requirements of exploration and mining licence holders under the RMLM.
To provide current frames of reference, brief discussions are provided on key provisions of the RMLM and NEL:
REVISED MINERALS LAW OF MONGOLIA
The RMLM establishes procedures for obtaining exploration rights, which also ensures the right to obtain a mining licence to develop mineral deposits. The Law provides for payment of annual exploration licence fees and requires that local environmental approvals be obtained to conduct mining activities and that reclamation of disturbances to the environment, resulting from mining and exploration activities, be performed to the satisfaction of local authorities. Prior to mining operations, however, reclamation plans must be approved. The Minerals Law also provides for periods of reduced income taxes for mining operations as an inducement to attract foreign investment.

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The following is a summary of the main aspects of the Amended Law.
STATE PARTICIPATION
All minerals in Mongolia are the property of the State. The RMLM includes the provision of the State’s right to participate in mining projects with companies that are deemed to have a defined mineral deposit, production from which has the potential to have a significant impact on Mongolia’s national security, or the economic or social development of the country at the national or regional (aimag) level. Such a deposit is considered to be a “mineral deposit of strategic importance”. Since the minimum amount of investment that would impact on the “economic or social development” is not defined in the RMLM, RPA is of the opinion that any mineral deposit in Mongolia may be considered by the Government of Mongolia as a “mineral deposit of strategic importance”.
Where the mineral reserves of a deposit (including but not limited to “mineral deposits of strategic importance”) have been defined by exploration activities paid for by the State, or by other neighbouring state organizations, such as Russian geological expeditions, such activities are deemed to have been “funded by the State Budget”. During the 1970s and 1980s, Mongolian geologists, together with geologists from various Soviet Block countries, conducted extensive mineral exploration activities in Mongolia.
Where a “mineral deposit of strategic importance” has been defined by exploration activities funded by the State budget, the RMLM provides that the State may participate up to 50% in the exploitation of the deposit with the private company (licence holder) that holds the relevant licence(s). The terms and conditions of such participation are not prescribed by the RMLM.
Where a “mineral deposit of strategic importance” has been defined by exploration activities funded other than by the State budget, the RMLM provides that the State may participate up to 34% in the exploitation of the deposit with the private company. As in the case of a deposit defined by activities funded by the State, the terms and conditions of such participation are not prescribed by the RMLM.
There are two types of mineral properties that are held by legal entities in Mongolia; Exploration Licences and Mining Licences. Only Mongolian legal entities are entitled to hold mineral properties. Mineral properties, however, may not be held over reserve areas or special purpose territories.

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EXPLORATION LICENCES
The size of an exploration licence ranges from 25 ha to 400,000 ha, and there is no limit as to the number of exploration licences that a person (or company) may hold.
Mineral exploration licences are generally granted through a tender process. They are granted for an initial term of three years, and are renewable for two successive three-year periods, for a total period of nine years. Annual fees and minimum expenditures are as shown in Table 4-2.
TABLE 4-2 MINIMUM EXPENDITURES AND FEES ACCORDING TO THE
MINERALS LAW OF MONGOLIA
Denison Mines Corp. — Hairhan Uranium Property

		Minimum Expenditures
Year	Fees (US$/ha)	(US$/ha)
1	0.10	—
2	0.20	0.50
3	0.30	0.50
4	1.00	1.00
5	1.00	1.00
6	1.00	1.00
7	1.50	1.50
8	1.50	1.50
9	1.50	1.50
Holders of mineral exploration licences must submit an exploration plan, an environmental protection, monitoring and reclamation plan, a reclamation security deposit, and thereafter an annual report on exploration activities, safety and environmental compliance.
MINING LICENCES
Mining licences are granted by the Cadastral Office for an initial term of 30 years, and are renewable for two successive 20-year periods for a total period of 70 years. Only Mongolian legal entities are entitled to hold mining licences. In the case of all minerals, other than coal and common construction material, annual fees of $15/ha are payable for the licence area.

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Holders of mining licences must prepare an environmental impact assessment and environmental protection, monitoring and reclamation plan, and comply with various reporting and reclamation security deposit requirements.
CONVERSION OF EXPLORATION LICENCES
The conversion from an exploration licence to a mining licence requires that the exploration licence holder submit an appropriately prepared mineral reserve estimate to the Minerals Professional Council (MPC) for review and approval. The mineral reserve estimate must be carried out using the Geological Block Method, the method which is widely known and commonly used in the former Soviet countries. The approval process is as follows:
•
The MPC assigns a technical team of experts to review the mineral reserve estimate and submits its findings (and decision) to the exploration licence holder. In consultation with MPC, the expert committee and the exploration licence holder, a final approved mineral reserve estimate is submitted to the Government agency and recorded in the State reserve registry.

•
Upon approval and registration of the mineral reserve estimate with the Government agency, the exploration licence holder submits an application together with its approved mineral reserve estimate, various reports and plans, and verification of its legal status as a Mongolian company to the mining department of the Government agency (MPC). The latter has twenty days to accept or reject the mining application. The MPC may reject the conversion of an exploration licence to a mining licence only where the applicant exploration licence holder fails to properly complete its application, or the mining licence area overlaps with a reserve area, special purpose territory, or an area already used under another valid licence.

•
Upon approval of the mining application by the mining department, the mining licence holder must pay its first year’s mining licence fees within three business days. Within seven days, the mining department will issue a mining certificate for thirty years, and notify the Ministry of Nature and Environment, Ministry of Taxation and Fiscal Issues, the aimag, soum or district Governor, and a professional inspection agency that a mining licence has been granted.

•
Upon receipt of a mining certificate, the mining licence holder must submit a feasibility study for the mining licence area to MPC for approval within 60 days. As with the mineral reserve estimate, MPC will review the feasibility study in consultation with the professional inspection agency and the mining licence holder. The charter and regulation governing MPC provide no guarantee as to the duration or the terms and conditions related to the MPC review process.

•
In addition to obtaining a mining licence, the mining licence holder is required to obtain the approval of a mining plan together with a wide range of construction, environmental, land and water use permits to commence mining.

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ROYALTIES
The RMLM provides for two types of royalties applied to minerals produced in the country:
•	For domestically sold coal for energy and common mineral resources, the royalty is 2.5% of the sales value of all products extracted from the mining claim that are sold, shipped for sale, or used.

•	For products other than coal or common mineral resources, the royalty is 5% of the sales value of all products extracted from the mining claim that are sold, shipped for sale, or used.
NUCLEAR ENERGY LAW OF MONGOLIA
With the enactment of the NEL in 2009, responsibility for all licensing and reporting, along with oversight of exploration and mining operations, was transferred from the Ministry of Mineral Resources and Energy to NEA. The GSJV completed re-registration of its exploration licences with NEA in early 2010. The GSJV provides annual plans and budgets to NEA in advance of each year’s work programs; this is then followed at year end by an annual report on the activities conducted on each licence.
Certain provisions of the NEL, as presently stated, conflict with the GSJV’s Mineral Agreement regarding equity ownership in uranium mining projects. When a uranium project advances from the exploration licence stage (as described above under the RMLM) to the mining licence stage, the Government of Mongolia (through Mon-Atom LLC) shall possess not less than 34% ownership of any projects that were discovered with private investment. The 34% interest is to be granted “free of cost” to the Government. In cases where state funds were used for exploration of a uranium deposit, the Government shall hold not less than 51%, again to be conveyed “free of cost.” The GSJV is working with its partner Mon-Atom to address this requirement in a fashion that recognizes the pre-existing rights provided to the GSJV under its Mineral Agreement.
Additional provisions under the NEL that have created uncertainty for the uranium sector in Mongolia deal with requirements that any changes in equity ownership, including issuance of shares in an entity holding a mining licence for a uranium project, must receive approval of NEA. The NEL also requires that holders of uranium mining licences must have expertise in uranium mining, recovery, and in the sale of uranium product.

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The provisions described are in conflict with the RMLM, and consequently efforts are underway in Mongolia to amend the NEL to address inconsistencies and ambiguities.
Regarding the matter of equity ownership, the embassies of Canada and the United States are actively engaged in supporting the interests of investors in Mongolia. Current expectations are that amendments to the NEL will be introduced in the spring session of the Great Hural in 2011.
The terms and conditions for advancement of a mining venture are formally ratified through an Investment Agreement between a mining licence holder and the relevant Mongolian government agencies. At the time of the writing of this Technical Report, the issue of equity ownership regarding the GSJV projects, including Hairhan, remains to be resolved. Denison is engaged in the resolution of ownership in a manner that recognizes the rights of the GSJV by virtue of its pre-existing Mineral Agreement.

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5	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY
GENERAL
Mongolia is a large, landlocked country with an area of approximately 1,566,000 km2. The country shares a 4,673 km long border with China on its eastern, western and southern sides, and a 3,485 km long border with Siberia (Russia) to the north. The country is lozenge-shaped and is approximately 2,500 km east-west and approximately 950 km north-south. The topographic elevations range from 2,400 masl in the north to 900 masl in the depressions of the Gobi Desert. The population of Mongolia is estimated at 2.7 million people, with approximately one million people living in Ulaanbaatar, the capital and the largest city, which is located in the north central part of the country. Ulaanbaatar is the site of the only international airport in the country. The Trans-Mongolian Railway connects to the Trans-Siberian Railway in the north and the China rail system to the south.
More than half of the population of Mongolia is urban, and there is a significant number of people (40% of the population in 2006) subsisting as nomadic livestock herdsmen. The economy is dominated by agriculture, and mining provides more than 50% of the foreign earnings. Tourism is a small but a significant contributor to the national economy. The official language is “Khalka Mongol” and the primary religion is Buddhism.
Mongolia is divided into 18 aimags (provinces) that are further subdivided into 310 soums (counties). There are also four independent municipalities that are sometimes classed as aimags (Ulaanbaatar, Darkhan-Uul, Orkhon, and Gov-Sumber), bringing the total to 22. The national parliament, the Great Hural, is unicameral and members are elected for four-year terms.
The southern third of Mongolia is dominated by the Gobi Desert that continues southward into China. While part of the desert is true desert, much of it is classed as desert steppe and has sufficient grass to support scattered herds of sheep, goats, cattle, horses, and camels. Much of the rest of the country is comprised of grasslands and the southern continuation of the Russian steppes. The northern margin of Mongolia is forested. Locally, high mountain ranges are present.

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ACCESS
Access to Hairhan uranium project area is by paved and gravel roads. Since much of the country is open, vehicle access is possible to most of the areas. Distances are large, however, and roads are often poor or non-existent. The local airline, Mongolian International Air Transportation (MIAT), serves about 20 communities, one of which, Choir, is close to the Hairhan Property.
The Hairhan Project area is situated some 360 km south of Ulaanbaatar. The current exploration is being carried out from an exploration camp in the western part of the project area. Supplies and heavy equipment is brought to the camps by trucks. There are a few small settlements near the exploration camp.
CLIMATE
The climate in Mongolia is continental and semi-arid, with marked difference in seasonal temperature. The mean temperature during the winter months (December to March) in Ulaanbaatar and the central part of the country ranges from -50°C to -5°C, with an average temperature of -25ºC and no precipitation. The mean temperature during the summer months (June to September) is 17°C in Ulaanbaatar and ranges from 10°C to 40°C. The average annual precipitation is 7.6 cm and ranges from 5 cm to 10 cm. Exploration on the licence areas may be carried out only during the spring and summer months. Rainfall and temperature throughout Mongolia are variable depending on elevation. Permafrost is found only in the far northern taiga and the alpine regions of western Mongolia.
The predominant wind direction (35% to 40% of the time) is from the northwest, north, and northeast. The typical wind speed is 3 m/s to 5 m/s in January and 4 m/s to 6 m/s through the rest of the year. Wind gusts as high as 40 m/s have been recorded.

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INFRASTRUCTURE AND LOCAL RESOURCES
Local infrastructure is available at nearby towns and villages, such as at Choir, near the Haraat Property, another GSJV licence area. Except for cell phone communication, there is no infrastructure available at the site. At the Hairhan camp, electrical power is available by diesel generators. Water, both industrial and potable, is drawn from wells. Supplies and heavy equipment are brought to the camp by trucks. Rotary and diamond drilling equipment, and contractors are available in Ulaanbaatar.
PHYSIOGRAPHY
The Gobi (Mongolian: éOBb, Gov’ “gravel covered plain”) is the largest desert region in Asia, and is the fourth largest desert in the world. It covers parts of northern and northwestern China, and southern Mongolia. The desert basins of the Gobi are bounded by the Altai Mountains and the grasslands and steppes of Mongolia to the north, by the Tibetan Plateau to the southwest, and by the North China Plain to the southwest. The Gobi is made up of several distinct ecological and geographic regions based on variations in climate and geography.
The surface of the Gobi is generally eroded, and consists of flat depressions and basins separated by a number of flat-topped mountains, of relatively low relief, ranging from 150 m to 500 m. The topographic elevations in the areas of the depressions range from 900 masl to 1,150 masl.
LAND USE
The area of the Hairhan Property is underlain by Precambrian to Cenozoic rocks, and much of the land is covered with overburden, which ranges from 0.5 m to 5.0 m in thickness. Outcrops are not common, especially in areas covered by extensive sand and gravel.
Soils are comprised mainly of the carboniferous brown soils typical of the Eastern Steppe. At higher elevations, soils are shallow and poorly developed, with little organic matter. At lower elevations and in flatter topography, soils are better developed and contain organic-rich surface layers.

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Currently, the Gobi is expanding at a fast rate, in a process known as desertification. The expansion is particularly rapid on the southern edge into China, which has seen some 3,600 km2 of grassland overtaken every year by the Gobi Desert. The expansion of the Gobi is attributed mostly to human activities, notably deforestation, overgrazing, depletion of the water resources, and global warming (The Internet, 2008).
FAUNA AND FLORA
The land in the Gobi Desert is used for agriculture by local herdsmen. There are some wild animals living in the area, but almost throughout the year the land is used for grazing of sheep, goats, cattle, horses and camels, as noted above. Wildlife in the area includes various species of mammals and birds, including yak (buffalo), Bactrian (double humped) camel, chipmunk, antelope, wild horses, teke (Siberian goat), keklik (partridge), eagle, bearded vulture, and migrating birds.
Vegetation consists predominantly of grass and some sage brush, typical of the plains of Central Asia. In general, there are very few trees to be harvested for firewood, and coal and dung are used for heating in the ghers (or yurts), the round tents used by the Mongolians. In general, the land in and around the two exploration properties is used strictly for grazing of livestock.

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6	HISTORY
The following discussion is mostly taken from Gow and Pool (2007) and from Wetz (2004). Since early exploration commenced on the Choir Depression, part of the discussion in this section also includes work done on the Haraat Property.
GENERAL
Exploration for uranium deposits in Mongolia dates back to the early 1940s, with reconnaissance geological mapping and radiometric surveys by Mongolian and Soviet geological expeditions from 1943 to 1957. In 1955, a Soviet geological expedition commenced exploration for uranium in the Choir Depression. This early work led to the identification of numerous uranium anomalies and surficial occurrences, mainly in Cretaceous age sediments of the Dzuunbayan Formation.
In 1970, an intergovernmental agreement between Mongolia and the Soviet Union led to uranium exploration by Geologorazvedka, funded by the Soviet Union. A geological expedition led by Geologorazvedka carried out detailed geological mapping throughout Mongolia, and evaluated previously identified uranium occurrences by trenching and exploration drilling. A number of airborne radiometric anomalies were detected upon closer flight line spacing. Some of the exploration also included work on areas in northeastern Mongolia where uranium mineralization is present in veins and stockworks hosted in volcanic flows and volcanogenic sediments, such as at the Dornod and Gurvanbulag regions.
From 1988 to 1989, Geologorazvedka conducted regional scale exploration drilling on the Choir Depression — another GSJV Property — most notably in the area of the Haraat occurrences. In addition to providing depression-wide stratigraphic profiles, the early drilling confirmed the presence of large areas of continuous, shallow uranium mineralization occurring in sands, siltstones, clays, and coals of the Dzuunbayan Formation. In total, from 1988 to 1989, Geologorazvedka completed approximately 47,000 m of drilling in more than 1,000 holes.
In January 1994, the GSJV was formed with equity interests, as follows:
•	Energy Fuels (now Denison) as Operator: 70%.

•	Government of Mongolia (Mon-Atom LLC): 15%.
•	Geologorazvedka: 15%.

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A total of approximately 365,500 m of drilling has been completed in more than 2,300 drill holes on the various properties held by the GSJV since 1988. The majority of the drilling was done over the Haraat (85,202 m) and Hairhan (118,022 m) properties, respectively. A summary of historical exploration (to 2006) is presented in Table 6-1 and a summary of more recent drilling (2007-2010) is presented in Section 11, Drilling of this report.
Denison has conducted extensive regional exploration using the Hairhan deposit as an example. Approximately 161,650 m of drilling has been completed on other GSJV-held properties from 2005 to 2008. Additional uranium deposits have been discovered on the GSJV’s Gurvan Saihan, Ulziit, and Urt Tsav-Hokh Tolgoi licenses. Exploration has reached the resource estimation stage at Gurvan Saihan (estimates pending) and additional work is warranted on the other areas with identified uranium mineralization in favorable sediments.
The early exploration clearly established the favourability of the sedimentary basins of the Gobi region as hosts for uranium deposits. The clastic sediments and fluvial deposits were found to be suitable conduits and hosts for the formation of epigenetic uranium deposits. The depressions are surrounded by deeply weathered and dissected crystalline rocks, including granites, metamorphic rocks, and volcanic rocks; the crystalline rocks (especially the granites) are the most likely source of uranium that was subsequently accumulated in the depression sediments.

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TABLE 6-1 HISTORIC EXPLORATION SUMMARY
Denison Mines Corp. — Hairhan Uranium Property

				Type of Work
	Basin/			Drilling	No. of
Company	Depression	Licence Area	Year	(m)	Holes	Results/Remarks
Geologorazvedka	Choir	Haraat	1988-1989	47,000	1,000	Large areas of continuous, shallow uranium mineralization in sands, siltstones, clays and coal of Dzuunbayan Formation

Geologorazvedka	Choir	Haraat	1994	8,430	??	To determine the extent of ISR type uranium mineralization

Energy Fuels/ GSJV	Choir	Haraat	1996	30,210	??	Additional resources outlined, but most of it above the water table

Energy Fuels/ GSJV	Gurvan Saihan	Gurvan Saihan	1996	3,500	??	17.5 km long anomalous radiometric trend discovered in prospective depression

Energy Fuels/ GSJV	Hairhan	Hairhan	1996	1,014	22	23 km long anomalous radiometric trend discovered, including 0.144% U over 14 m.

Denison			1997			Denison acquiring assets of Energy Fuels

Denison	Choir	Haraat	1997/1998			Resource estimate: Total 10.6 million tones @ 0.023% U

Denison	Ulziit	Ulziit	1997			Favourable geological targets intersected

Denison	Hairhan	Hairhan	1997	32,761	??	Significant and extensive mineralization discovered below the water table

Denison	Hairhan	Hairhan	1998	33,058	??	First stage of ISR testing *

Geologorazvedka	Hairhan	Hairhan	1997/1998			Resource estimate: Total 10.4 million tonnes @ 0.066% U (C2 Category resources). U-mineralization depth ranges from 10 m to 200 m, average 60 m to 80 m.

Denison	Ulziit	Ulziit	1998	??	??	Reconnaissance drilling; no substantial U-mineralization intersected

Denison	Undurshil	Undurshil	1998	??	??	Reconnaissance drilling; no substantial U-mineralization intersected. Area since abandoned

Denison	Hairhan	Hairhan	1999			Reconnaissance geology, water sampling and prospecting

Denison	Gurvan Saihan	Gurvan Saihan	2005	12,562		A number of U-anomalous areas detected.

Denison	???	Ikh Khongor & Navtgar	2005	10,412	101	Regional reconnaissance drilling

Denison	???	Urt Tsav/Hokh	2005	11,054	106	Encouraging results — mineralized paleochannel

Denison	???	Tolgoi Deren, Mandalgobi, Oldokh & Oshinuur	2006	55,700	583	Regional reconnaissance — Limited potential for ISR U-mineralization

IUM	???	Alag Tsav, Dorgont & Tsagan Ovoo	2006	11,941	148	Regional reconnaissance — Limited potential for ISR U-mineralization

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CHOIR DEPRESSION
In the Choir Depression, more than 70% of the known mineralization, with potentially economic grade, occurs above the natural water table. Full saturation of the mineralized section is the normal condition for ISR; however, the 1994 ISR test at Haraat included leaching from both saturated and unsaturated horizons. The test demonstrated that ISR of uranium was applicable to the Haraat deposit by injecting the mineralized material with sulphuric acid, and the GSJV planned for subsequent larger scale testing of the Haraat deposit.
A major part of the 1996 program was the acquisition, assembly, and operation of an ISR Pilot Plant at Haraat. This plant was a fully integrated facility, capable of producing a final product, although drying and packaging equipment were not included. The plant handled a nominal flow of 20 m3/hr of pregnant solution, but, under optimal conditions, it could be operated at a higher rate. The plant consisted of an ion exchange circuit, a resin desorption and regeneration circuit, a uranium precipitation circuit, and the entire necessary ancillary and support facilities.
The testing in 1996 included both a test on mineralization above the water table, as well as a test below the water table, the latter being the normal operating regime for an ISR project. Sulphuric acid was the primary leaching agent used in both tests. These tests confirmed that hydraulic control can be maintained and that the dissolved uranium and its mobility can be controlled. Test results, however, also indicated that further commercial scale testing at Haraat needs to be carried out. The test work on material above the water table was believed to be the only work of this kind that had been conducted in the world. While in-situ leaching of unsaturated mineralization has been shown to be possible, further work is necessary to confirm the economic viability of this method.
Following completion of the 1996 testing, the plant was cleaned, decontaminated, surveyed, disassembled, and put in storage at the Haraat main camp. The test site has been reclaimed and all the wells have been sealed. The Pilot Plant equipment was subsequently relocated from the Haraat site to a secure storage location provided by a contractor, and was later used for metallurgical test work at Hairhan.

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During that year, based on exploration drilling results up to 1996, Budunov (1997b) of Geologorazvedka estimated the mineral resources of the Haraat Property.
HAIRHAN
In 1996, the GSJV carried out initial reconnaissance drilling in the Gurvan Saihan and Hairhan depressions, following gamma surveys which delineated favourable, anomalous trends. Geologorazvedka carried out drilling on the Gurvan Saihan Depression in a series of profiles along a 17.5 km anomalous radiometric trend, and encountered uranium mineralization in all of the profiles, some of them including potentially economic mineralization, such as an intersection of 0.144% U over 14 m at Hairhan.
In May 1997, Denison acquired the assets of Energy Fuels, including its interest in the GSJV, became the operator of the GSJV, and concentrated on drilling to extend the mineralization encountered in 1996 and outline additional uranium resources on the GSJV lands. The bulk of the 1997 drilling was in the Hairhan and Choir depressions, with a modest amount of initial reconnaissance drilling conducted in the Ulziit Depression. The Ulziit drilling followed spectrometric surveys to identify favourable environments of sedimentary uranium mineralization.
Early in the 1997 season, drilling at the new Hairhan discovery confirmed the 1996 results. Since Hairhan is approximately 160 km from the Haraat field camp, Denison built a new camp at the northwestern part of the Hairhan Property, and completed over 32,000 m of drilling. At Hairhan, the natural water table is near the surface, which means that all the mineralization of possible commercial interest is below the water table.
Based on the success at Hairhan, the GSJV added eight select parcels to its land holdings, bringing the GSJV total land position to approximately 16,465 km2 at the end of 1997.

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In 1998, the GSJV once again carried out reconnaissance exploration, with the objective of resource delineation, and ISR testing at the Hairhan deposit. This included spectrometric surveys on the new lands acquired in 1997. Based on results of 50,000 m of exploration drilling, Budunov, on behalf of Geologorazvedka, estimated the mineral resources of the Hairhan deposit in 1998. Budunov utilized the American (Mount Sopris) gamma logs from the 1998 Geologorazvedka drilling. A correction factor was applied for moisture content for mineralization below the water table. The resource estimate was based on polygons for each drill hole. The following criteria were applied to the resource estimate:
•	Cut-off grade: 0.01% U.

•	Minimum vertical thickness of 2 m. This indicates a minimum grade x thickness (GT) product of 0.02 m-%.

•	Minimum average GT of 0.05 m-% for resource outlines.

•	Internal waste: up to 5 m thick in mineralized intersections.

•	Minimum ratio of mineralized holes to total holes within a mineralized block was 0.8.

•	Density of 1.65 t/m3.
Based on drilling results and using the above parameters, Budunov (1998) estimated the mineral resources of the Hairhan deposit to consist of some 10.4 million tonnes at an average grade of 0.066% U. Budunov classified these as C2 category resources and considered them to be amenable to ISR recovery.
The 1998 estimates are considered to be historical mineral resources under Section 2.4 of National Instrument 43-101. They were estimated using the Geological Block Method, which was, and still is, widely used in the CIS and other former Soviet Block countries. This method is considered to be reliable at the level of classification specified. These mineral resources were classified as C1 (Indicated) and C2 (Inferred) using the Russian system. RPA notes that these resources are reliable within the limits of the methodology.
In 1998, Denison, as operator of the GSJV, carried out an update of the mineral resources at Hairhan (Cunningham and Mathisen, 1999). Recently, Denison has carried out a further update of the Mineral Resources of the Hairhan deposit. This estimate has been superseded by the results discussed in Section 17 Mineral Resource and Mineral Reserve Estimates of this report.

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In 1998, Denison also carried out reconnaissance drilling in the Ulziit Depression to follow up the work that had begun in 1997. This work showed the presence of a 60 km oxidation/reduction system in the central Ulziit Depression. While numerous anomalies were encountered, no substantial uranium mineralization was intersected. During the same year, Denison also carried out a small amount of initial reconnaissance drilling in the Undurshil Depression. Results, however, indicate that the upper Dzuunbayan suite of rocks has apparently been eroded away, or the Undurshil area represents a period of deeper water, quieter marine deposition. Based on the regional geologic setting, the Undurshil Depression was considered a lower priority exploration area for the GSJV, compared to the other GSJV properties. The Undurshil area was also partially overlapped by Special Protected Areas/Nature Reserves established in 1996 by the Government of Mongolia.
The Hairhan Depression received the bulk of the exploration drilling effort in 1998. The objectives of the 1998 program were:
•
To better outline and extend the main Hairhan deposit, and test new targets in the Hairhan Depression. The drilling results indicate that uranium mineralization occurs at depths ranging from 10 m to 200 m, with the average depth in the range of 60 m to 80 m.

•
To carry out ISR test work: Denison designed and carried out a leach test to determine the appropriate leach chemistry under actual field conditions. The test consisted of a single production well surrounded by four injection wells and associated monitoring wells. The ion exchange and resin desorption and regeneration equipment from the Haraat ISR Pilot Plant was assembled at Hairhan. The test was operated for about three and one-half months, and was terminated in October, due to freezing weather since the plant was not enclosed in a building.

The Hairhan 1998 test results confirmed the leachability of the uranium mineralization at Hairhan. Although a single, small test may not be completely definitive, the results of the Hairhan test were encouraging, with the well production rate, uranium concentration in produced solutions, chemical usage, and estimated uranium recovery all within ranges expected for normal commercial operations.
Due to the declining price of uranium in 1997 and 1998, Denison discontinued drilling and test work at its Mongolian properties. Instead, in 1999, Denison carried out limited reconnaissance geological mapping, radiometric prospecting hydrological sampling surveys. This included:
•	1,721 km of geologic and ground radiometric traverses.

•	213 water samples from local wells, springs, and seeps.

•	Lithogeochemical sampling of 90 surface radiometric anomalies.

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The 1999 work led to identification of a number of prospective areas and specific targets. However, by the end of 1999 and into early 2000, world uranium prices were at historic lows.
OTHER GSJV PROPERTIES
By the end of 2003, uranium prices started to recover. In 2004, Denison restarted its uranium exploration in Mongolia, and applied for additional Exploration Licences in six areas. The 2005 exploration program consisted of:
•	33,999 m of drilling.

•	180 km2 of spectrometric surveys.

•	Geological mapping, prospecting, and radiometric surveys on newly acquired properties.
Drilling results indicated that uranium mineralization was encountered in a variety of settings at Gurvan Saihan (12,533 m of drilling in 2005), which may indicate that additional exploration drilling is warranted.
Exploration drilling in 2006 on the newly acquired licences totalled approximately 46,500 m in 583 holes. Results, however, were generally not encouraging, and a number of licences in reconnaissance areas were released.

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7	GEOLOGICAL SETTING
REGIONAL GEOLOGY
Mongolia is within the Central Asian branch of the Ural-Mongolian Mobile Belt (Figure 7-1). The Main Mongolian Lineament, an arcuate series of deep-seated faults that extend generally east-west through the mid-section of the country, divides Mongolia into Northern and Southern megablocks. The Northern Megablock contains four regions of geosynclinal structures. These are:
•	The Northern Mongolian Fold System of early Cambrian age.

•	The Mongol-Altai Fold System of early Paleozoic age.

•	The Mongol-Transbaikalian Fold System of late Paleozoic to early Mesozoic age.

•	The Central Mongolian Fold System of late Paleozoic to early Mesozoic volcanic-plutonic intrusive complexes as well as late Mesozoic tectono-magmatic activity.
The Southern Megablock includes the Southern Mongolian Fold System of late Paleozoic metamorphosed eugeosynclinal sediments, the South Gobian Fold System of metamorphosed Precambrian deposits among Paleozoic geosynclinal formations, and the Inner Mongolian Fold System of late Paleozoic volcanogenic eugeosynclinal formations.
The Mongol-Altai fold system comprises a mélange of Neoproterozoic basement areas separated by various island arc segments and accretionary wedges. These various sedimentary and volcanic terranes have been intruded by mafic and felsic plutons ranging in age from Cambrian to Mesozoic. Cretaceous and younger basins unconformably overlie the Altaid rocks.
The sedimentary uranium deposits, such as at Hairhan and Haraat, are located within the Mongol-Altai fold system. They are situated within structural depressions, such as grabens, defined by northeast trending normal faults in the central part of Mongolia (Figure 7-2). Uranium mineralization is also associated with intersections of northeast and northwest trending regional faults.

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From top to bottom, the regional stratigraphy within the depression is shown in Figure 7-3, and described, as follows:
•	Neogene: Predominantly poorly consolidated shale and siltstone, 10 m to 50 m thick.

•	Upper Cretaceous: poorly consolidated conglomerate and sandstone, 50 m to 200 m thick.

•
Lower Cretaceous: limestone, siltstone, sandstone, shale and basalt, with occasional organic (in places coal) layers, 200 m to 2,000 m thick. This group of rocks hosts the bulk of uranium mineralization in the area.

•	Upper Jurassic to Lower Cretaceous: sandstone, limestone, basalt, rhyolite and volcanic sediments, approximately 1,000 m thick. These rocks unconformably overlie basement rocks.

•	Upper Proterozoic intrusive (basement) rocks.

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90°
96°
102°
108°
114°
120°
52°
48°
44°
40°
LEGEND:
Terrane in Late Precambrian & Phanerozoic Orogenic Belts
Terrane in Early Precambrian Crystalline Basement of Craton & Cratons with Miogeoclinal Overlap
Overlap & Stitch Assemblages
Contacts, Faults and Symbols
Lake Baikal
L.
HAIRHAN PROJECT
N
0
100
200
300
400
500
Kilometres
Figure 7-1

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

General Geology of Mongolia

March 2011

Source: Open file report 03-204, USGS, 2003.

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Russian Federation
Mongolia
China
Ulaanbaatar
Beijing
HAIRHAN
N
0 100 200 300 400 500
Kilometres
90°
95°
100°
105°
110°
115°
120°
50°
45°
40°
NOTE:
Location of Regional Faults and Uranium Deposits are Approximate.
Legend:
National Capital
Uranium Deposit
Regional Fault
March 2011
Source: Budunov, 2008.

Figure 7-2

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

Regional Model of Sedimentary Uranium Mineralization in Mongolia

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STRATIGRAPHIC COLUMN

NEOGENE: Shale, 10m - 50m
CRETACEOUS (K2): Conglomerate and Sandstone, 50m - 200m
CRETACEOUS (K1): Host of Uranium Mineralization, Limestone, Clay, Basalt, 200m - 2000m
JURASSIC TO CRETACEOUS (J3-K): Sandstone, Limestone, Basalt, Rhyolite, >1000m

GENETIC MODEL

~ 50m
Sandstone
Shale
STREAM (PALEOCHANNEL) DEPOSIT

Figure 7-3

NOTE: Thickness of stratigraphic units are not to scale.

Denison Mines Corp.

Hairhan Uranium Property

Mongolia

March 2011

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LOCAL GEOLOGY
Since the Hairhan Depression covers a large area, much of the local geology is the same as the regional geology described above.
Late Mesozoic extensional basins are a prominent geological and topographic feature of central East Asia. The basins are interpreted as having formed in an intracontinental, back-arc tectonic setting in response to extensional faulting. These basins, likely fault-bounded grabens and half grabens, were filled by eroded sediment during the Jurassic and Cretaceous periods.
The GSJV licences cover a number of the internal basins, or depressions, located in central Mongolia. The most advanced exploration has been completed on four of the depressions from the original Mineral Agreement. These are the Choir, Ulziit, Gurvan Saihan, and Hairhan depressions. All of these depressions appear to have similar geological features. The depressions that have received the most testing to date are the Choir and Hairhan depressions.
PROPERTY GEOLOGY
The outline of the Hairhan Depression is cone-shaped, with dimensions of approximately 70 km long (east-west) and 40 km wide (north-south). The elevation of the depression varies from about 1,100 masl to 1,140 masl, while the surrounding upland is 300 m to 500 m higher. Basement around the Hairhan Depression comprises Proterozoic schist, gneiss and limestone, Paleozoic granitic rocks, Permian felsic volcanic rocks, and Mesozoic leucogranitic rocks and volcanic rocks.
The depression fill is composed of poorly consolidated sedimentary rocks with a total thickness ranging from 1,250 m to approximately 3,200 m. The Lower Cretaceous sediments of the Dzuunbayan Formation are divided into two facies, with the first typically variegated and the second normally grey. The variegated section is comprised of conglomerate, sandstone, and siltstone, and occurs mainly on the margins of the depression. The second facies is comprised of lacustrine sediments, typically clays and argillaceous sandstone, with interbeds of brown coal and disseminated iron sulphides. Lateral changes in facies are also present.

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Uranium mineralization at Hairhan is characterized by an uneven grain size distribution, typically coarse to medium grained. In places, however, the fines content may be significant. Uraninite and coffinite are the dominant uranium minerals, commonly with a 50:50 ratio, and occur as interstitial material between the coarser sand grains.

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8	DEPOSIT TYPES
The uranium deposits within the Hairhan licence area are hosted by Middle Cretaceous sandstones interlayered with limestones, clay, organic material, and andesitic and basaltic volcanic rocks as well as mudstones. As such, they are classified as sedimentary uranium deposits of the Colorado Plateau type. There are a range of deposit shapes and controls included in this model, and a number of deposit styles, such as tabular, roll-front, etc.
Typically, sandstone uranium deposits contain microcrystalline uranium oxides and silicates that are deposited during diagenesis in localized reduced environments within fine- to medium-grained sandstone beds. Uranium may also be redistributed by groundwater at the interface between oxidized and reduced ground (Cox and Singer, 1992).
Denison’s corporate objective is to discover and develop sandstone-hosted uranium deposits, which are amenable to ISR technology.
ISR technology tends to be deposit specific. Different leaching technologies are available, and the process selected may be dependent on deposit criteria or environmental factors.

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9	MINERALIZATION
GENERAL
Uranium mineralization in the Hairhan Licence area of the GSJV is hosted by Middle Cretaceous (K1) sedimentary rocks. Mineralization occurs as pitchblende (or uraninite)-coffinite assemblages associated with carbonaceous layers and fragments in areas of structural preparation. The uranium mineralization occurs as “lozenge like” horizons (less than one metre thick to greater than 20 m thick) within the volcano-sedimentary succession at depths from 10 m to greater than 200 m below the surface. A number of uranium deposits and target areas have been outlined in the Hairhan Depression by systematic exploration work.
The genetic model of uranium mineralization is that of braided stream deposit within an assemblage of sand and shale deposits in a paleochannel. Uranium is predominantly hosted by the sandy portions of the paleochannel deposits, commonly associated with organic material. In places, thin coal layers (up to 100 cm) are also present.
The Hairhan deposit is located in the northwest part of the Hairhan Depression (Figure 9-1). It was discovered by drilling at the end of the 1996 field season. The discovery was followed up by exploration and resource delineation drilling in 1997, and further drilling was continued in 1998. Additional resource delineation drilling, testing of deeper horizons, and systematic exploration of the margins of known mineral zones were conducted in 2007 to 2010.
TYPE OF MINERALIZATION
The Hairhan deposit hosts a number of subhorizontal lenses of uranium mineralization. The host rocks at Hairhan comprise porous arkoses, with interstitial montmorillonite. The arkose consists of albite, orthoclase, and quartz, and contains fragments of hydromica, biotite, muscovite, as well as kaolinite, which occur as alteration products of feldspar. Mineralization amenable to ISR of uranium occurs in sand aquifers. Host rock texture varies from coarse-grained (with gravel and pebble) to fine-grained. Clay content varies in loose, highly permeable sands and weakly permeable clay sandstone. Commonly, grey-coloured sedimentary rocks contain organic matter, in the form of coaly detritus, and diagenetic sulphides. Carbonates are almost completely absent, with the exception of areas of diagenetic carbonate alteration (Budunov, 2008).

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MINERALOGY OF THE HAIRHAN DEPOSIT
The mineralogical composition of the host rock at Hairhan is reported as:
•	Aluminosilicates: (69.5% to 78.3% silica, and 8.7% to 11.9% alumina).

•	Iron oxides: Fe2O3 (1.3% to 2.68%), FeO (0.2% to 0.76%).

•	Sulphur: 0.12% to 1.94%, mainly in sulphides.

•	Organic matter: mainly as carbon (0.25% to 1.56%).
Major uranium minerals are coffinite [U(SiO4)1-x (OH)4x] and pitchblende (UO2) as black spots. Coffinite occurs as disperse, very fine drop-like inclusions in the rock cement. Uranium oxides contain fragments of coaly plant detritus. Molybdenum is associated with uranium as disseminated inclusions in the rock cement. “Highest grades of uranium occur in rocks containing metamorphosed carbon matter (fusain, vitrain) and pyrite” (Budunov, 2008). Polygenic pyrite occurs in fragments of metamorphic shales and in granites, and as thin streaks crosscutting the sedimentary rocks. Thin streaks of marcasite, occasional fine-grained sphalerite, chalcopyrite, and more rarely galena have been noted. In addition, individual fine inclusions of gold in the rock cement and quartz fragments are also reported (Budunov, 2008).
In general, fine-grained sedimentary rocks contain higher grades of uranium than coarse fractions. In places, however, the uranium concentrations are similar in different grade fractions.
In general, the mineralization pattern is not uniform, which is due to the complex geology of the deposit, the lack of geological continuity of the host sediments, and the non-uniform character of epigenetic mineralization.
The environment of mineralization at Hairhan represents reducing conditions, which results in the higher concentrations of carbon and sulphides, the lower concentrations of ferrous-ferric oxides, and an almost complete absence of secondary uranium mineralization. This indicates that ISR will require the use of oxidants.

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The mineralization at Hairhan occurs in stacked horizons, within an area of about 1,500 m by 2,000 m. Vertical cross-sections show that mineralization is preferentially contained in sandstone units, with some mineralization in clay units (Figures 9-2 and 9-3). Figure 9-4 presents a composite plan of the various lenses of mineralization, showing the overall dimensions of the deposit. Mineralization contained in clay units and in coal units was excluded from the mineral resource estimate. Thickness of individual mineralized units varies from a nominal one metre to over 20 m. Various mineralized lenses occur at depths from 10 m to 200 m, with an average depth in the 60 m to 80 m range.
Local controls of the Hairhan mineralization appear to include the presence of a down-dropped fault block, with faults essentially orthogonal to the basin margins. The faults are interpreted as having controlled the stream patterns during deposition. The sediments in the fault-controlled block appear to be better hosts of mineralization than the rocks outside the fault-bounded block.
AREAS OF MINERALIZATION
The Hairhan mineralized zones are divided into three areas: Western Block, Central Block, and Eastern Block, with uncertain correlation across the fault that separates them. Denison has identified a total of twenty-one sand-shale interfaces and ten mineralized horizons (or layers) in the Central Block. These formation markers were consolidated and used to define seven ‘sand packages’. The mineralized zones, or horizons, are defined by reference to the formation markers at their top and bottom.
The host sedimentary rocks of the Hairhan deposit consist of clastic and lacustrine sandstones and shales that dip south at about 5º to 7º and unconformably overlie the Precambrian granites and Paleozoic and Mesozoic rocks that form the northern edge of the depression. The deposit is contained in a paleochannel system that flowed from northwest to southeast. Evidence of channeling is demonstrated by younger marker beds cutting down into older designated formation boundaries. Intermittent playa deposits are present to the east, west, and south of the Hairhan deposit, and lignitic coal layers are present in the northern portion of the deposit area.

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While the exact nature of the mineralized paleochannel system is not yet fully understood, the part of the system that contains the bulk of the mineralized host rock (layers F1 through F9) appears to be controlled by low-magnitude faulting (tens of metres) within a graben fault block. Correlation of formation and rock types along profile lines and mineralization trends change and disappear abruptly from north to south. This correlation also indicates that very recent deposits to depths in the order of 15 m may cover surface evidence, if any, of these fault trends.
In general, the outline of the mineralized areas within 60 m of the surface indicate that mineralization at Hairhan has been controlled by two major lineaments, which trend northwest and northeast. In places, the grade of mineralization increases near the intersection of these two lineaments (Figures 17-2 to 17-5).
Compilation of the elevation above sea level of the top of Layer 2 (F2) indicates that the mineralized zone is associated with a topographic high extending from southeast to northwest, which is the dominant structure in the central part of the property (Figure 9-5).

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Figure 9-1

Denison Mines Corp.
Hairhan Uranium Property
Mongolia
Hairhan Depression
Regional Map
Legend:
Anomalous Trend
Hairhan Depression Boundary
Basement Contacts, Commonly Faulted
Major Faults
N
0 2 4 6 8 10
Kilometres
107° 00'
107° 15'
107° 30'
107° 45'
45° 10'
45° 00'
44° 50'
Hairhan Deposit Area
Buyant Village
March 2011

9-5

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1100 m
1000 m
900 m
800 m
700 m
4988500
4988600
4988700
4988800
4988900
4989000
4989100
4989200
4989300
4989400
4989500
4989600
4989700
4989800
4989900
4990000
4990100
4990200
SECTION 663850 W
1100 m
1000 m
900 m
800 m
4988300
4988400
4988500
4988600
4988700
4988800
4988900
4989000
4989100
4989200
4989300
4989400
4989500
4989600
4989700
4989800
4989900
4990000
SECTION 664650 W
Legend:
F1
F2
F3
F4
F5
F6-F7-F8-F9
0
100
200
300
400
Metres

Figure 9-2

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

March 2011

Source: Denison Mines Corp., 2009.

9-6

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1100 m
1000 m
900 m
800 m
SECTION 4988400 N
663900
664000
664100
664200
664300
664400
664500
664600
664700
664800
664900
665000
665100
665200
665300
665400
1100 m
1000 m
900 m
800 m
SECTION 4989800 N
663400
663500
663600
663700
663800
663900
664000
664100
664200
664300
664400
664500
664600
664700
664800
664900

Figure 9-3

Legend:

- *F1*
- *F2*
- *F3*
- *F4*
- *F5*
- *F6-F7-F8-F9*

0
100
200
300
400
Metres

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

East-West Geological Cross Sections
Profiles 4988400 N and 4989800 N

March 2011

Source: Denison Mines Corp., 2009.

9-7

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N
Hairhan East Area
Hairhan West Area
Hairhan
Uranium Deposit
Hairhan II Area
Camp Hairhan
0 1 2 3 4 5
Kilometres
March 2011
Source Denison Mines Corp., 2011.
106° 52'
107° 00'
107° 09'
107° 10'
107° 15'
107° 19' 30"
45° 00'
45° 04'
45° 07'
45° 10'
Figure 9-4
Denison Mines Corp.
Hairhan Project
Mongolia
Hairhan Depression
Generalized Compilation
Legend:
Quaternary Deposits
Cretaceous Sediments
Paleozoic, Mesozoic & Precambrian
Granites, Volcanics & Limestones
Hairhan Depression - Original Area of Interest
Fault or Precambrian Contact
Uranium Anomaly
1996 Drilling Profile
1997 Drilling Profile
1998 Drilling Profile
Area of C-1, C2 Reserve Delineation Drilling

9-8

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Top of Layer F2 m.a.s.l. (m)
E ≤ 1040
1040 < E ≤ 1045
1045 < E ≤ 1050
1050 < E ≤ 1055
1055 < E ≤ 1060
1060 < E ≤ 1065
E > 1065
663,500
664,000
664,500
665,000
665,500
4,990,500
4,990,000
4,989,500
4,989,000
4,988,500
4,988,000
N
0 100 200 300 400
Metres
Denison Mines Corp.
Hairhan Uranium Property
Mongolia
Elevation Contour Map of the Top of Layer F2
March 2011
Figure 9-5

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10	EXPLORATION
PREVIOUS WORK
Historical exploration dating from the late 1980s to 2008 is discussed under Section 6 History.
RECENT WORK
After a hiatus caused by low metal prices, Denison recommenced exploration on its various landholdings in 2004. The results of the 2007 to 2010 programs are discussed below.
CAR-BORNE RADIOMETRIC SURVEYS
From October 9 to 12, 2008, Tetra Tech, Incorporated (Tetra Tech) of Fort Collins, CO, carried out a car-borne radiometric survey over the mineralized areas of the Hairhan Property. The objective of this survey was to obtain baseline gamma radiation data and associated radiological parameters in relation to proposed facilities, local inhabitants and their livestock, local fauna and flora, and characteristic geological features on the Hairhan Property in Dundgobi Aimag (Tetra Tech, 2008).
The purpose of the car-borne survey was “to establish baseline levels and spatial distributions of ambient gamma exposure rates, dose rates, and associated soil radionuclide concentrations in surface soils (0 to 15 cm) prior to proposed ISR operations at the site” (Tetra Tech, 2008). This information is an important component of overall radiological baseline characterization information to be submitted to Mongolian regulatory agencies.
The survey was carried out in accordance with International Atomic Energy Agency (IAEA) and National Research Council (NRC) guidelines, using Geographic Positioning System (GPS) based scanning system technology. The extent of the surveyed area was partially based on the assumption that all phases of the uranium extraction and processing cycle would occur in the vicinity of the general wellfield area and the conceptual processing facility for the project, which is located approximately one kilometre west of the wellfield area, and approximately 4 km north of the Hairhan Project camp site. The total wellfield area is less than one-twentieth of the total area surveyed by the car-borne survey.

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The survey consisted of an extensive gamma scan of the surface soils and static dose rate measurements along north-south traverse lines spaced 300 m apart. In the northern part of the survey area, the traverse lines were oriented east-west. In total, 4,735 ha were surveyed.
METHODOLOGY
For this gamma survey, Tetra Tech mounted multiple scanning systems on two sport utility vehicles (SUV). The configuration of the system included:
•
Mounting a Ludlum 44-10 NaI gamma detector and a GPS receiver fastened (through a rod) to the roof of the SUV, with the detector and GPS receiver being 4 m apart. Both detector and receiver are thus situated approximately 2 m above the ground.

•	Coupling the onboard detector with the Ludlum 2350 rate meter housed in a cooler inside the vehicle.
Based on previous observations and experience in the field under similar scanning conditions by Tetra Tech, “lateral NaI detector response to significantly elevated planar (non-point) gamma sources at the ground surface is estimated to be about 2 m, giving each detector an estimated ‘field of view’ of about 4 m in diameter at the ground surface. This does not imply a system detector can pick up readings from a small point source 2 m away, but does suggest that scattered photons from larger elevated source areas (e.g., 100 m2) are likely to be detected at the surface. Within this conceptual framework, the scanning track width for the vehicle’s scanning system is estimated to be 8 m across, perpendicular to the direction of travel. Vehicle scanning speeds ranged from 3 km/h to 30 km/h depending on the roughness of the terrain, with an estimated average speed of 19 km/h” (Tetra Tech, 2008).
For this survey, the distance of 300 m between the two vehicles provided coverage of approximately 5% of the total area surveyed, which is much larger than the effective area that is scanned by hand-held scintillometers during conventional ground radiometric surveys. Each day, Tetra tech crews uploaded scan data files into a project database and mapped the area using special mapping software developed by Tetra Tech.

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To obtain estimates of actual baseline dose and exposure rates across the site based on scan data, Tetra Tech used several approaches and cross-calibrations. This included recording of static measurements at the site using Ludlum 44-10 NaI detectors and a Bicron micro-rem meter at various discrete locations covering a range of exposure rates representative of the site. At each cross-calibration measurement location, Tetra Tech crews recorded ten individual micro-rem meter (μR) readings, taken at one metre above the surface, and averaged to pair with recorded readings from the SUV configuration (2 m above the surface). These data, then, were processed using regression analysis to estimate the dose rate (in μR/hr) along the traverse lines. Cross-calibration results are presented in Figures 10-1 and 10-2.

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Hairhan: Dose Rate
Cross-calibration
y = 0.56x + 2.85
R² = 0.95
Mean 1-metre Dose Rate reading (µrem/hr)
Mean 2-metre NaI reading (µR/hr)
30
25
20
15
10
5
10
15
20
25
30
35

Hairhan: Exposure Rate
Cross-calibration
y = 0.60x + 5.81
R² = 0.95
Predicted 1-metre HPIC reading (µR/hr)
Mean 2-metre NaI reading (µR/hr)
30
25
20
15
10
5
10
15
20
25
30
35

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

March 2011

Source: Tetra Tech Inc., 2008.

10-4

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SURVEY RESULTS
The database for the car-borne survey contains almost 185,000 individual gamma and paired GPS readings (Figure 10-3). The survey results were grouped with responses of:
•	< 15 μR/hr.

•	15 μR/hr to 20 μR/hr.

•	20 μR/hr to 25 μR/hr.

•	25 μR/hr to 30 μR/hr.

•	30 μR/hr to 35 μR/hr.

•	>30 μR/hr.
The frequency histogram indicates a highly right skewed distribution and the following statistics:

•	Mean:	17.7 μR/hr.

•	Standard deviation:	4.0 μR/hr.

•	Maximum:	82 μR/hr.

•	Minimum:	7.6 μR/hr.

•	Count:	184,068.
A large cluster of values in the range from 25 μR/hr to 35 μR/hr is situated some three kilometres northwest of the wellfield area, whereas the wellfield area includes values in the range of 20 μR/hr to 25 μR/hr, and occasional values of 25 μR/hr to 30 μR/hr. Readings with higher gamma readings are indicative of higher concentrations of naturally occurring radionuclides at or near the soil surface.
The data from the car-borne survey suggest that the southern ridge and associated hills/outcrops near the camp site have less concentrated levels of naturally occurring radionuclides. Tetra Tech noted that “the prevailing winds in this part of Mongolia come from the northwest. It is possible that some elevated source material originating from the northern ridge or pediment areas has been transported by wind erosion and deposited on the surface of some portions of the southern pediment. This could explain why readings across the southern pediment tend to increase with distance from the southern ridge, rather than remain at about the same level as readings closer to that source of alluvial material” (Tetra Tech, 2008).
DRILLING
During the 2007 through 2010 drilling campaigns, Denison completed 51,524 m of drilling. Most of the holes completed were rotary holes, and a small number were diamond drill holes. Discussion on recent drilling is provided in Section 11 Drilling.

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Approximate Area
of Existing Wellfield
Disturbances
Proposed Central
Processing Plant
Approximate Location of
Hairhan Project Camp Site
Gamma Scan (µR/hr)
<15
15-20
20-25
25-30
30-35
>35
Access Road
N
0 0.5 1.0
Kilometres

Figure 10-3

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

Raw, NaI-based Gamma Survey Results

March 2011

Source: Tetra Tech, Inc., 2008.

10-6

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11	DRILLING
PREVIOUS DRILLING
Approximately 365,000 m of drilling (core as well as rotary) was completed by Geologorazvedka and Denison in previous campaigns, of which approximately 117,547 m was on the Hairhan Property. Results are discussed in earlier sections.
Drilling contractor for both diamond drilling and rotary drilling for the period 1994 to 1998 was Geologorazvedka, from Ulaanbaatar. HQ type core was retrieved by Geologorazvedka. The amount of the drilling completed on the Hairhan property is shown in Table 11-1.
TABLE 11-1 HAIRHAN DRILLING RECORD
Denison Mines Corp. — Hairhan Uranium Property

Licence Area	1994-1997	1998	2007-2010	Totals
Hairhan	33,440	32,961	51,524	118,022

Note:

1.	Drilling includes diamond and rotary drill holes.
For the period 1994 to 1998, some 10% of the exploration holes were diamond drill holes on the Hairhan and Haraat properties. During subsequent campaigns on other exploration properties, the ratio of rotary core to non-core holes was much lower; <1%.
From 1994 to 1996, Geologorazvedka carried out downhole logging, and from 1996 to 1998, downhole logging was done by GSJV personnel trained and supported by Denison and using probes manufactured by Mount Sopris of Denver, Colorado. Some of the early drilling was logged using Russian equipment, but the Mount Sopris equipment was in place relatively early in the program.

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The procedures used during the rotary core and non-core drilling programs were drafted by Geologorazvedka technical personnel as follows:
•	The collar locations of all drill holes were marked on 1:50,000 regional scale maps as well as 1:10,000 and 1:5,000 scale maps, based on a local grid by Geologorazvedka crews.
•
Lithologic logging was done on drill core and rotary holes by Geologorazvedka and/or Denison geologists, depicting all downhole data including gamma and resistivity logs, as well as equivalent uranium values. All information was recorded on analog handwritten logs. The lithologic logs included marking:

•	Lithologic contacts

•	Descriptive geology

•	Intensity of various alteration types

•	Structural features, such as fractured zones
•	Recording the radiometric response of the cored holes using hand-held radiometer. These measurements are then compared with downhole probe results.

•
Downhole logging of the holes. This included radiometric logging, using Mount Sopris equipment as noted above, and resistivity logging. For holes with insufficient water, induction logging was carried out.

Denison has not carried out regular downhole surveys to determine possible deviation of exploration drill holes. All drill holes are vertical at the collars, and are assumed to be vertical at the end as well. Such surveys, however, are carried out for wells drilled for hydrologic studies.
RECENT DRILLING
Table 11-2 summarizes drilling carried out by Denison on all of the properties from 2007 to 2010. A total of 51,524 m of drilling was completed on the Hairhan Property. The procedures of lithologic logging and downhole radiometric logging were the same as those used in earlier campaigns.

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TABLE 11-2 DENISON RECENT DRILLING
Denison Mines Corp. — Hairhan Uranium Property

				Drilling
Company	Basin	Licence Area	Year	m	Results
Denison	Hairhan	Hairhan	2007	20,349	Resource delineation; hydrology work
	Choir	Choir	2007	25,397	Resource delineation; testing new discovery on east margin of basin
Denison	Hairhan	Hairhan	2008	25,653	Resource delineation; close drilling in planned ISR test area
Denison	Choir	Choir	2008	4,862	Exploration on east margin zone
Denison	Gurvan Saihan	Gurvan Saihan	2008	7,664	Resource definition — two areas
Denison	Ulziit	Ulziit	2008	25,089	Tracking large alteration systems
Denison	Urt Tsav	Urt Tsav/Hokh Tolgoi	2008	9,155	6 km paleochannel-anomalous mineralization.
Denison	Hairhan	Hairhan	2009	4,869	Condemnation drilling to reduce license area
Denison	Choir	Choir	2009	1,998	Exploration on east margin zone
Denison	Gurvan Saihan	Gurvan Saihan	2009	502	Hydrogeology testing
Denison	Ulziit	Ulziit	2009	6,509	3 discoveries in sandstone; initial delineation; Drilling to support licence reduction
Denison	Hairhan	Hairhan	2010	653	Exploration on new deep target area
Denison	Choir	Choir	2010	591	Exploration on east margin zone
Denison	Gurvan Saihan	Gurvan Saihan	2010	1,356	Final drilling for initial resource estimate
Denison	Ulziit	Ulziit	2010	3,509	Follow up on 3 discovery areas
RPA reviewed a number of drill logs at the Denison office in Ulaanbaatar. RPA is of the opinion that the lithologic logging procedures are comparable to industry standards.

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12	SAMPLING METHOD AND APPROACH
As discussed in the previous Section 11 Drilling, a number of the rotary drill holes completed were cored. The purpose of this coring was to provide samples for testing to allow determination of specific gravity and disequilibrium factors for the deposits. Coring also allows analysis of various elements and a check of the reliability of the electric logging equipment.
Samples were selected on the basis of downhole radiometric surveys, the presence of alteration in the cores, and hand-held spectrometry results. Sampling procedures are prepared by Alexander Budunov, Chief Geologist for Denison in Mongolia, and are comparable to Western industry standards. These included:
•
Sampling of the split core of diamond drill holes, with sample intervals ranging from 20 cm to 1 m, but the bulk of the samples were either 0.20 cm or 0.30 cm. Mineralized intersections are sampled at 20 cm intervals.

•	Calculation of equivalent uranium grades from radiometric (gamma) logs.

•	Transporting the samples to Activation Laboratories Ltd.’s (Actlabs) laboratory in Ulaanbaatar for sample preparation.
Denison crews have also collected a number of samples for metallurgical test work and mineralogical studies. The objective of this type of sampling is to determine the geotechnical properties of mineralized material, such as density, humidity, grain size, etc. For those samples, the drill core is not split: after cleaning the slime and drill mud, the whole core is preserved in paraffin, or packed in special plastic bags, and shipped to the Actlabs in Ulaanbaatar. Sampling protocols for metallurgical test work are prepared by Mike Klein (2009) of Denison, and are reproduced in Appendix A. In total, Denison collected:
•	1,446 samples of drill core for regular chemical assays.

•	18 samples for mineralogical studies.

•	65 samples for metallurgical test work.

•	33 samples as representative lithologic units.

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13	SAMPLE PREPARATION, ANALYSES AND SECURITY
PREVIOUS WORK
During the drilling campaigns operated by Geologorazvedka, core samples were crushed in the GSJV camp from -200 mesh (74 μ) to +300 mesh (~49 μ) size and transported to the Central Analytical Laboratory (CAL) of Sosnovgeology, a state geological enterprise in Irkutsk, Russia. CAL is registered by the Russian Federation and is certified to standard N 41083-95.
Chemical analyses performed by CAL were carried out at a level suitable for the estimation of Mineral Resources. U and Th, and a package of 26 elements were determined by X-ray fluorescence (XRF). Fe, S, CO2, and C were analyzed by wet chemical methods. Specific gravity readings were completed by CAL in later years, although physical properties of the 1994 Haraat drill core samples were determined by the State Technical University in Irkutsk. Reports translated from Russian indicate that the laboratory maintained internal quality control programs, and sample preparation, assaying and quality control/quality assurance (QA/QC) procedures used by CAL were similar to Western industry standards (Gow and Pool, 2007).
RECENT WORK
Sampling of drill core is done, in general, at one-metre intervals. Samples are sent to the Actlabs sample preparation laboratory in Ulaanbaatar, where sample preparation is carried out. At the Actlabs in Ulaanbaatar, samples are crushed to -10 mesh (1,700 μ), mechanically split (by a riffle splitter) to obtain a representative sample, and then pulverized to at least 95% -150 mesh (106 μ). Thereafter, samples are sent to Actlabs head office in Ancaster, Ontario, for uranium and thorium determinations by the XRF method, as well as uranium assays by the Delayed Neutron Counting (5D-U-DNC) method, as described below.

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A one-gram sample is weighed into polyvials, which are then enclosed and sealed in a larger polyvial and sealed. Samples are irradiated in a computer automated Delayed Neutron Counting system at the McMaster Nuclear Reactor. With this system, samples are sent sequentially to the reactor core and are irradiated for a brief period. Samples are then automatically routed to a DNC counter made up of an array of eight BF3 neutron detectors. Delayed neutrons emanating from the U235 nuclei, which have undergone fission, are heated and measured (counted). The sample is then sent to waste. Calibration is achieved with multiple certified uranium reference materials and blanks. Results are directly compared between samples and calibration (McIntosh, 2009).
In addition to the above, Actlabs carried out radiochemical analyses for Ra to determine radioactive disequilibrium, and spectral analyses for 56 and 25 elements.

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14	DATA VERIFICATION
PREVIOUS WORK
During the early exploration in the area, data verification was done by Geologorazvedka geologists. Data on quality assurance/quality control (QA/QC) procedures, however, are not available. RPA understands that the drill hole data were verified by Geologorazvedka, to the extent as discussed under the previous section of Sampling Method and Approach. In terms of recording field data, Geologorazvedka had established detailed procedures for technical staff. These procedures, however, are not available at this time.
RECENT WORK
During the 2006-2010 drilling campaigns, data verification and quality control was done by Denison personnel in Ulaanbaatar. The quality and reliability of the data obtained from the drilling programs were reviewed and verified by Mr. Alexander Budunov, Chief Geologist with Denison in Mongolia, in charge of the drilling programs, and under the supervision of Mr. Mark Mathisen, Senior Project Geologist with Denison in Denver, Colorado.
In 2007, as part of a disequilibrium analyses, 146 samples from the Hairhan (43) and Haraat (106) deposits were sent to Actlabs in Canada for Radium (Ra) analysis. Results showed that there was a certain bias in Ra values compared with previously measured %U values and the data was not used in the disequilibrium study. In 2008, Denison sent 571 samples to Actlabs in Canada for %U analysis using both XRF and DNC. To provide better control on the QA/QC process results, Denison sent 103 duplicate samples to Sosnovgeology laboratory in Irkutsk, to be assayed for %U, of which 29 samples were also analyzed for Ra. Results show strong agreement in the %U values from both laboratories and the Ra values are also in good agreement with %U values indicating little to no disequilibrium is occurring at Hairhan. No samples from 2009 were available for review.

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TABLE 14-1 URANIUM CONTENTS IN TEST PITS
Denison Mines Corp. — Hairhan Uranium Property
In 2007, Denison also carried out a review of the downhole radiometric results by calculating the eU values of drill intersections based on calibration factors of the Mount Sopris instruments at test pits dug by the United States Department of Energy at Grand Junction, Colorado, as shown in Figure 14-1. Four pits were used, which contained layers of known uranium contents, as shown in Table 14-1:

Pit	Grade(%U308)	Thick(ft)	GT	Grade(%U)	Thick(M)	GT(M)
U1	2.6360	4.0600	10.702	2.2353	1.2375	2.7662
U2	1.2290	4.0100	4.928	1.0422	1.2222	1.2738
U3	0.4516	4.0100	1.811	0.3830	1.2222	0.4681
N3	0.2311	4.1900	0.968	0.1960	1.2771	0.2503
Based on the known uranium contents in the test pits, the eU values of the mineralized intersections from the downhole probes are estimated by using the formula:
Grade (% eU) = Cal * cps
Where,
•
Cal is the calibration factor for the instrument, depending on whether the drill hole is probed through plastic pipe, steel pipe or no pipe. The calculated grade also depends on water factor and dead time of the instrument. In general, the thicker the casingwall of the drill pipe, the higher the calibration factor. Similarly, the larger the diameter of the drill hole, the higher the calibration factor.

•	Cps is the radiometric response in counts per second as recorded by the downhole probe (Sweet, 2007).
Denison further checked the calibrations of the Mount Sopris instruments used in Mongolia in March 2008 (Sweet, 2008).
DATA VERIFICATION BY RPA
DRILL HOLE DATABASE
For this report, RPA carried out data verification of the assay database for the F2 layer of the Hairhan deposit. Except for a few discrepancies, such as elevations of drill hole collars, data entry errors, intervals and/or annotation of mineralized intersections, the drill hole database was found to be acceptable for estimating Mineral Resources.

Denison Mines Corp. — Hairhan Project	Page 14-2
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COMPARISON OF CHEMICAL ASSAYS AND EQUIVALENT URANIUM VALUES
The assay database for Hairhan is based primarily on equivalent uranium (eU) values interpreted from downhole gamma logs of rotary non-core drill holes, and a small percentage of rotary core holes. The database also includes chemical assays (U) of core samples as a means of validating the gamma logging process. This is a standard means of data verification for such projects.
The Hairhan database includes more than 110,230 m of rotary non-core drilling and 7,316 m of core drilling, representing approximately 6% of the drill hole database. RPA considers this ratio as satisfactory for this type of database. Denison has compiled a substantial data set consisting of U and eU values from downhole gamma logs. This data set consists of some 1,340 individual comparisons of %U and %eU values, as illustrated in Figure 14-1. The relationship of %U and %eU values of a typical hole is shown in Figure 14-2.
The average value of 1,341 chemical assays is 0.0697% U, while the average value of the data set from gamma logs is 0.068% eU, with an apparent bias of 1.65144% in favour of chemical assays. However, due to the large variability of both gamma and chemical results at very low grades (< 0.02% U and <0.02% eU), RPA considers the comparisons of values above 0.02% eU (and >0.02% U) to be more significant. On this basis, the chemical assays average 0.1549% U, while gamma values average 0.1247% U, with an apparent bias of 19.5% in favour of chemical assays (Table 14-2).
TABLE 14-2 COMPARISON OF CHEMICAL ASSAYS
AND EQUIVALENT URANIUM VALUES
Denison Mines Corp. — Hairhan Uranium Property

		Probe	Chemical Assay
Year	Grade Cutoff	Grade(%eU)	(%U)	%eU/%U
2011	0.0001	0.0686	0.0697	1.6514%
	0.0010	0.0686	0.0716	4.2689%
	0.0100	0.0909	0.1176	22.6689%
	0.0200	0.1247	0.1549	19.5173%
	0.0300	0.1560	0.1955	20.2143%
	0.0400	0.1888	0.2325	18.8073%
	0.0500	0.2201	0.2711	18.8397%
	0.1000	0.3446	0.4463	22.7786%
	1.0000	1.5921	2.2318	28.6658%

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Because the Mineral Resources of the Hairhan Property are estimated using eU values, a difference in assay values in favour of the chemical assays indicates a potential understatement of similar magnitude for the average grade of the two deposits. Based on the wide variety (on average ±75%) between comparisons of individual samples, however, RPA is of the opinion that a correction to the average grade of the Mineral Resources for the Hairhan deposit is not warranted. Rather, it is preferable to consider that estimates of average grade in the resource figures may offer some degree of conservatism.

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Chemical Assay (%U)
0.000
0.001
0.010
0.100
1.000
10.000
Gamma Value (%eU)
Line of Equal Values

Chemical Assays vs. Gamma (Probe) Values

0.400
0.350
0.300
0.250
0.200
0.150
0.100
0.050
0.000
%eU & U
14.5
15.2
17.6
18.6
20.4
21.8
23.1
Sample Depth (m)
Chemical
Gamma

Chemical Assays vs. Gamma (Probe) Values - Hole # 145G

Figure 14-2: **Downhole Assays Comparison**

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

March 2011

14-5

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INDEPENDENT SAMPLING BY RPA
During the site visit, RPA reviewed the Denison exploration results and the methodology of lithologic and radiometric logging of drill holes by Geologorazvedka and Denison crews. RPA is of the opinion that the field practices used by Geologorazvedka and Denison are in keeping with industry standards.
As a check of previous results, RPA collected eight independent samples from two diamond drill holes (33233 and 33252) of the Hairhan deposit and sent them to Actlabs in Ontario. The uranium determinations at Actlabs were done using the XRF method. The sample intervals ranged from 30 cm to one metre, the same as for those samples collected by Denison, with the objective of having assay results of comparable mineralized intersections. Table 14-1 provides the sample intervals and assay results. Details of the sample preparation and analytical methods used at SGS laboratories are provided in Appendix A.
A brief lithologic description of the samples collected by RPA is as follows:
•	Hole 33233: Light grey, medium-grained, poorly consolidated sandstone with occasional white interstitial clay. Also, occasional black organic material.
•
42.0 m to 44.5 m: light grey, fine-grained sandstone with slightly darker bands (1.0 cm to 1.5 cm) with cross-bedding. Interstitial clay content is approximately 5%, with occasional very fine grained mica (muscovite).

Rock is also porous, with up to 5% porosity.

•	46.5 m to 46.9 m: sample has organic material.
•	Hole 33252: Grey to dark grey, medium-grained sandstone with abundant organic material in some intersections, commonly porous (5% to 10%) and moderate clay content (~5%).
In general, the RPA samples compare relatively well with the original Denison assays. Of the eight samples collected, four samples contain lower values and four have higher values, with an average difference of approximately 4.7% (Table 14-3).

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TABLE 14-3 RPA INDEPENDENT SAMPLING RESULTS
Denison Mines Corp. — Hairhan Uranium Property, Mongolia

				Radiometric	Chemical
				Gamma Equiv.	assay
Sample No.	From (m)	To (m)	Interval (m)	(ppm eU)	(ppm U)
Hole 33233
1	44.5	45.5	1.0	1,370
1	44.5	45.5	1.0		1,680
2	45.5	46.5	1.0	7,890
2	45.5	46.5	1.0		1,330
3	46.5	46.9	0.4	615
3	46.5	46.9	0.4		4,190
Average for	Denison			3,961
33233	RPA				1,952
Hole 33252
4	11.8	12.8	1.0	3,964
4	11.8	12.8	1.0		6,830
5	12.8	13.2	0.4	2,588
5	12.8	13.2	0.4		2,080
6	13.2	13.5	0.3	6,981
6	13.2	13.5	0.3		1,050
7	13.5	13.9	0.4	1,447
7	13.5	13.9	0.4		1,340
8	13.9	14.3	0.3	237
8	13.9	14.3	0.3		462
Average for	Denison			3,226
33252	RPA				3,461
Combined	Denison			2,550
Average	RPA				2,430

Notes:

1.	Numbers in bold are RPA values.

2.	Samples 1 to 3 are collected from drill hole 33233.

3.	Samples 4 to 8 are collected from drill hole 33252

4.	Samples consist of light grey to greenish, fine-grained sandstone with interstitial clay and occasional patches (≤2 cm) of organic material.
As part of our verification of field data, RPA verified the locations of a number of drill holes in the field.
RPA is of the opinion that data verification procedures used by Denison are in keeping with, or even exceed, industry standards.

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15	ADJACENT PROPERTIES
There are no properties adjacent to the Hairhan Property as defined in NI 43-101.

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16	MINERAL PROCESSING AND METALLURGICAL TESTING
The following discussion is generally taken from Gow and Pool (2007).
GENERAL
Previous laboratory tests carried out on samples from the Hairhan deposit indicate that it is amenable to leaching with sulphuric acid, with the addition of an oxidizing agent. Acid leach is commonly used in ISR mines in Eastern Europe, central Asia, and Australia. The development of ISR deposits generally includes pilot plant testing. Acid leach testing has been completed at the Haraat as well as at the Hairhan deposits. No commercial acid leach mines, however, exist in the USA, and there have been no efforts to permit the technology for many years because of the potential for increased and indeterminate groundwater restoration costs. Carbonate leach systems have been utilized in the USA because roll-front deposits have been shown to be metallurgically amenable to carbonate leach and the United States. Roll-front systems often occur in aquifers with high quality groundwater, necessitating restoration to satisfy competing beneficial uses.
Generally, water quality in the sedimentary basins of the Gobi Desert is poor. The basins are closed, have almost no ‘live’, flowing water, and show extremely high evaporation rates. Salt playas are common in low areas. Water quality is good near the sources of recharge, with total dissolved solids (TDS) of less than 500 mg/L.
The water quality in the area of the Haraat deposits is marginal. Analysis of groundwater showed 4 g/L to 7 g/L TDS, pH of 3.5 to 5.5, and high salinity. During testing, Geologorazvedka noted that livestock would not drink the water.
The water quality at Hairhan is marginally better than at Haraat. Analysis of groundwater showed that TDS range from 3.5 g/L to 5.1 g/L, pH is 7.4 to 8.4, and there is a strong smell of hydrogen sulphide. High contents of sodium chloride and sulphate are reported. The water exceeds existing standards for livestock use, although cattle were observed drinking formation water discharged on the surface during pump tests. The fact that Hairhan water may have a marginal beneficial use needs to be addressed in assessing the possible impact of industrial activity on the environment and efforts to mitigate such impact (Gow and Pool, 2007).

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EARLY ISR TESTS
In 1998, an initial ISR test was completed on part of the Hairhan deposit to determine the appropriate leach chemistry and to verify it under actual field conditions. The test consisted of a single production well surrounded by four injection wells and associated monitoring wells. Equipment from the ion exchange and resin desorption and regeneration from the Haraat ISR Pilot Plant was transported and assembled at Hairhan. The test was operated for about fourteen weeks and was terminated due to freezing conditions.
The 1998 test confirmed the leachability of the uranium at Hairhan. Although a single, limited test may not be completely definitive, the results of the Hairhan test were encouraging, with the well production rate, uranium concentration in produced solutions, chemical usage, and estimated uranium recovery all within ranges expected for normal commercial operations.
In 1998, Denison carried out a preliminary hydrological study in conjunction with ISR tests on the Hairhan deposit. This study indicated that large areas of 20 m to 50 m thick non-permeable sandstones occur in the western part of the Hairhan Property. Within the mineralized layers, the permeability (expressed as rate of water flow) ranges from 0.5 m/day (low) to 7 m/day (high) (Grechukhin and Budunov, 1998).
RECENT TEST WORK
Even though no additional metallurgical testing has been conducted on Hairhan samples in recent years, Denison had an extensive bench testing program in 2008 in Mongolia, but it was all directed to the Haraat deposits.

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Based on the initial 1998 ISR test at Hairhan, a framework has been set for further analytical testing in preparation for a Semi Commercial ISR program. Although a formal metallurgical test program has not yet been established, key objectives will include:
•	Testing of various lixiviants to refine the lixiviants used in the 1998 test. Investigation of various oxidizers to determine which is the most suitable and cost effective.

•	Investigation of mobilization of other metals, or interfering compounds, which may complicate the Ion Exchange recovery.

•	Investigation of sources for critical recovery process components, including ion exchange resins, reagents for leaching and elution, etc.

•	Characterization of various waste materials resulting from the process, and preliminary assessment of process waste management alternatives.

•	Analysis of native ground water composition and its influences on leaching chemistry and lixiviant composition.
The metallurgical test results will be incorporated into the engineering design for a Semi Commercial ISR project at Hairhan.

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17	MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES
MINERAL RESOURCES REPORTED BY DENISON
For this report, RPA has audited and accepted the Mineral Resources of the central part of the Hairhan deposit estimated by Denison (Table 17-1). The effective date of the Mineral Resource estimate is December 31, 2010. The database, methodology, parameters, and classification are described in the following sections.
TABLE 17-1 DENISON MINERAL RESOURCE ESTIMATE — DECEMBER 2010
Denison Mines Corp. — Hairhan Property, Mongolia

		Tonnes	Thickness	Grade		Pounds U3O8
Category	Zone	000s	m	%eU	Tonnes U	000s
Indicated	F1	835	4.38	0.064	535	1,390
	F2	4,482	3.57	0.060	2,692	6,995
	F3	4,746	4.22	0.063	2,991	7,772
	F4	643	2.76	0.058	371	964
	F5	927	3.60	0.074	685	1,781
	F6	335	2.99	0.068	227	591
	F7	293	2.55	0.038	110	287
Total Indicated		12,261	3.73	0.062	7,612	19,780

Inferred	F1	1,256	4.16	0.038	473	1,230
	F2	148	2.58	0.035	52	135
	F3	208	2.61	0.029	60	156
	F4	1,323	2.89	0.037	488	1,268
	F5	165	2.51	0.040	66	172
	F6	501	2.91	0.044	219	569
	F7	833	2.86	0.045	371	965
	F8	843	2.76	0.051	427	1,111
	F9	258	2.76	0.031	79	206
Total Inferred		5,536	3.03	0.040	2,236	5,811

Notes:

1.	Classification of Mineral Resources is in accordance with CIM definitions.

2.	Mineral Resources are estimated at a cut-off grade of 0.02% eU over a minimum 2.0 m thickness of mineralization, and a grade x thickness (GT) cut-off of 0.04 m-%.

3.	Density of mineralized material is considered as 1.65 tonnes/m3.

4.	The tonnage, average grade and contained uranium numbers are rounded.
RPA concurs with Denison’s estimate that the Hairhan deposit contains approximately 12.3 million tonnes of Indicated Mineral Resources at an average grade of 0.062% eU, containing some 7,600 tonnes of uranium (19.8 million lbs U3O8), and approximately 5.5 million tonnes of Inferred Mineral Resources at an average grade of 0.040% eU, containing some 2,200 tonnes of uranium (5.8 million lbs U3O8). Cut-off grade is 0.02% eU over a minimum thickness of 2.0 m.

Denison Mines Corp. — Hairhan Project	Page 17-1
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There are no Mineral Reserves estimated for the Hairhan Uranium Property at this time.
DATABASE
For this Mineral Resource estimate, RPA reviewed and accepted the drill hole database compiled by Denison for its Mineral Resource estimate (Mathisen, 2009). The updated NI 43-101 resource estimate incorporates results from the drilling in 2007 and 2008 in the central portion of the Hairhan deposit. This drilling comprised 278 holes totalling 46,000 m concentrated in known mineralized areas in order to close drilling space and to support detailed resource estimation.
Since the time of the Denison estimate in June 2009, drilling on the Hairhan property continued. Little of the subsequent drilling, however, is in the immediate vicinity of the mineral resources and has no material impact on the Mineral Resource estimate. Denison carried out a detailed correlation of approximately 520 drill holes within the Hairhan deposit. Correlation of the geophysical logs was accomplished using commonly accepted subsurface exploration methods with a primary emphasis on identifying sands, interbedded shales, and lignites and assigning them “formation” marker designations, as described in Section 9 Mineralization. Denison divided the Hairhan deposit into two depositional blocks designated North Block and South Block, separated by an east-west or east-northeast trending fault. RPA reviewed the geological interpretation of the mineralized zones bounded by the marker horizons and found it reasonable.
The downhole radiometric results in counts per second (cps) are processed using the Denison in-house GAMLOG program based on the algorithm developed by James Scott of the Atomic Energy Commission (AEC) in 1962, with output generated on 10 cm intervals in percent equivalent uranium (% eU). The GAMLOG program records cps data from the logging unit (LAS files) and with user input of various calibration factors unique to the gamma probe (dead time, K-factor, water factor, pipe factor) uses an iterative process to estimate % eU grade. This method compensates for radioactivity which is recorded by the probe, but is not adjacent to the probe, and is widely used in the industry (Mathisen, 2009).

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Upon completion of the initial data processing, the borehole logging information is uploaded into third party interpretation software (VULCAN, Surfer, Rockworks). These software packages allow geological and calculated uranium grade information to be added to the data. The procedures for outlining mineralized zones include:
•
Compositing of mineralized zones based on 10 cm grade (% eU) data on selected formations and mineralized horizons. The procedure used in the DNComp program records grade and depth information of downhole intervals, and composites these intervals into larger intervals, depending on whether they meet certain criteria, such as cut-off grade, minimum thickness of mineralization, and maximum waste thickness (Mathisen, 2009).

•
Construction of profile cross-sections, including stratigraphic boundaries and percent grade uranium histograms at 0.01%, 0.02%, and 0.03% cut-offs. A schematic calculation of uranium grade from downhole radiometric response of a mineralized intersection is shown in Figure 17-1.

•	Generation of maps for each mineralized zone showing drill hole locations with average intersection grade, thickness and GT values.
For each mineralized zone and for each drill hole, thickness (T) and GT values were calculated using the following parameters:
•	Cut-off grade: 0.02% eU.

•	Minimum thickness: 2.0 m. This may include up to one metre of waste material. Any intersections that are less than two metres (at the 0.02% eU cut-off) are flagged as “Mineral”, or waste.

•	Maximum waste thickness: 1.0 m. This is the material between two mineralized layers which can be included (absorbed) in one composite, as long as the composite grade is above the cut-off grade.

•	Minimum GT value: 0.04 m-%.
Waste intervals greater than one metre at less than the cut-off grade were excluded from the intersection averages. In some cases, the intersection averages consisted of two components separated by a waste interval. The thickness and GT values of the two components over the 0.02% cut-off grade were added together to form the drill hole intersection average.
The values for the density and disequilibrium factor are based on calculations completed by Geologorazvedka. Density is 1.65 tonnes/m3 and the disequilibrium factor is 1.0.

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0
1000
2000
3000
4000 cps
corrected depth
50 m
51 m
52 m
53 m
"inflexion points"
intergration interval
thickness T

Figure 17-1

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

Calculation of Uranium Grade from Downhole Radiometyric Response of Mineralized Intersection

March 2011

17-4

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RESOURCE ESTIMATION BY DENISON
RPA reviewed the correlations of sandstone units hosting the uranium mineralization and the mineralized zones and found them to be reasonable. RPA also reviewed the procedures used by Denison to composite drill hole assays into intersection average thickness, grade, and GT values and found them to be reasonable.
The Denison database is used to plot plans for each one of the nine mineralized zones (F1, F2, F3, etc.) showing the intersection average GT and T values for each drill hole that penetrated the zone, with a minimum GT value of 0.04 m-% (a cut-off grade of 0.02% eU and a minimum thickness of mineralization of 2 m). The methodology of resource estimation was as follows:
•
The GT and T values were contoured on separate plans for each mineralized zone and the contours were digitized into AutoCAD. The contours intervals for GT were chosen in a geometric progression since this parameter displays a skewed distribution, with many low values and few high values. Contour intervals for GT were 0.04, 0.08, 0.16, 0.32, 0.64, 1.28, 2.56, and 5.12 m-%. The contour intervals for T, on the other hand, were 2, 3, 4, 5, 6, 7, 8, 9, and 10 m, since this parameter displays a normal distribution. This resulted in a fairly even spacing of the contours. Figures 17-2 to 17-5 show the thickness and GT contours for the two largest of the nine mineralized zones (F2 and F3).

•
Each mineralized zone contained one or more areas defined by at least one drill hole over the minimum GT cut-off of 0.04 m-% and a minimum thickness of 2 m. Such areas inside the 0.04 m-% GT contours were numbered as lenses or blocks within each mineralized zone. The number of lenses per mineralized zone varied from two to twelve.

•	For each lens, the areas between each contour interval were measured using AutoCAD. The outer boundary of each lens was defined by the 0.04 m-% GT contour for both the GT and T plots.

•
The next step was to multiply the area between each contour by the average GT or T value for each contour interval. The average GT and T values were derived from the overall statistics of the whole GT and T data sets.

•
The T*area products for each contour interval were summed for each lens to determine the volume in cubic metres. This was converted to tonnes using a factor of 1.65 tonnes/m3, which is the tonnage factor used by Denison that appears to be reasonable.

•
The GT*area products for each contour interval were summed for each lens. The total was converted to tonnes of contained uranium using the density factor of 1.65 tonnes/m3. The grade of each lens was calculated from the contained uranium (total GT) and the tonnage.

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Some of the mineralized lenses are defined by a single drill hole or two widely spaced drill holes, and are not in the final resource estimate
CLASSIFICATION
Denison classified each lens within mineralized zones based on the number and spacing of the drill holes that intersected the mineralization, to reflect confidence in the resource estimate. In general, drill hole spacing is in the order of 100 m. In some areas, where good mineralization was encountered, drill hole spacing was closed up, and in a few locations, clusters of several holes were drilled at a spacing of tens of metres. In other areas, two holes are plotted very close together and appear to be twinned holes.
Indicated Mineral Resource lenses were generally defined by a minimum of three drill holes. Some lenses had up to twenty or more drill holes. In one case, an Indicated Resource lens was defined by two holes spaced in the order of 50 m apart.
Inferred Mineral Resource lenses were mostly defined by widely spaced holes, which outline a thin low grade horizon; intersected by at least two drill holes spaced closely together. In a few cases, Inferred Resource lenses were defined by two drill holes in the order of 100 m apart.
Figures 17-2 to 17-5 show the contoured resource lenses annotated as to Indicated or Inferred classification for the two largest of the nine mineralized zones (F2 and F3).

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Figure 17-2
Denison Mines Corp.
Hairhan Uranium Property
Mongolia
Areas of Mineralized Layer F2
Vertical Thickness (T) Contours
N
2-H
2-K
2-J
Indicated
2-5
2-I
2-10
2-9
Inferred
2-L
2-6
2-4
2-C
2-G
2-E
2-8
2-F
2-D
2-7
2-2
2-3
2-A
2-B
2-1
HN-F2-THICK
Source: Deninson Mines Corp., 2009.
March 2011

17-7

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Figure 17-3
Denison Mines Corp.
Hairhan Uranium Property
Mongolia
Areas of Mineralized Layer F2
Grade x Thickness (GT) Contours
N
2-J
Indicated
2-H
2-K
Indicated
Indicated
2-I
Indicated
2-5
Inferred
2-L
2-6
2-4
2-10
2-9
2-C
Inferred
Indicated
2-E
2-8
2-G
Indicated
2-F
Inferred
Indicated
2-D
2-7
2-2
2-3
2-A
Indicated
2-B
Indicated
2-1
HN-F2-GT
Source: Deninson Mines Corp., 2009.
March 2011

17-8

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Figure 17-4

Denison Mines Corp.

Hairhan Uranium Property

Mongolia

N
Inferred
3-G
3-3
3-H
Indicated
3-5
3-E
Indicated
3-F
Indicated
3-4
3-I
Inferred
3-8
3-7
Indicated
3-D
3-6
3-2
3-J
3-K
Inferred
3-L
3-9
Indicated
3-B
Indicated
3-C
Indicated
3-10
3-M
3-1
3-A
Inferred
HN-F3-THICK

Source: Deninson Mines Corp., 2009.

March 2011

17-9

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Figure 17-5

Denison Mines Corp.

Hairhan Uranium Property

Mongolia

N
Inferred
3-G
3-3
3-H
Indicated
3-5
Indicated
3-E
3-F
Indicated
3-4
3-I
Inferred
3-8
3-7
Indicated
3-6
3-D
3-2
3-J
3-K
Inferred
3-L
3-9
Indicated
3-B
Indicated
3-C
Indicated
3-M
3-10
3-1
3-A
Inferred
HN-F3-GT

Source: Deninson Mines Corp., 2009.
March 2011

17-10

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RPA INDEPENDENT CHECK OF THE HAIRHAN MINERAL RESOURCES
In its independent review of the Hairhan Mineral Resource estimate by Denison, RPA reviewed the procedures used, the geological interpretation and continuity of the mineralized zones, and carried out checks of parts of the of F2 zone using the contour method and examining statistics of the drill hole composites. This area contains some 35% of the Indicated Mineral Resources of the Hairhan deposit.
RPA reviewed the geological interpretation and continuity of mineralization as outlined by the mineralized zones in the geological model constructed by Denison and found them to be reasonable and appropriate for resource estimation. The resource estimation methodology and procedures used by Denison are also considered reasonable and acceptable for the Hairhan uranium deposit. RPA has reviewed the GT and T contours developed by Denison and the computations used in the resource estimate and found them to be satisfactory.
Results of the RPA check estimates gave generally higher tonnages and grades than the Denison resource estimate of parts of the F2 zone. The differences in the results are attributed to variations in the methods used: in general, RPA considers the Denison resource estimation approach and methodology to be well suited to this type of uranium deposit.
RPA considers that the Denison Mineral Resource estimate of the Hairhan uranium deposit is reasonable and acceptable.

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18	OTHER RELEVANT DATA AND INFORMATION
GENERAL
The mining industry is the single largest industry in Mongolia. Prior to 1970, Mongolia was not able to develop its vast mineral resources due to lack of financing for mineral resource development. From the early 1970s and onwards, however, various deposits of copper, gold, fluorspar, uranium, and coal were developed by joint ventures formed in partnership with the former Soviet Union and its allies.
Since the collapse of the Soviet Union, many foreign mining companies, notably Centerra Gold Inc., Ivanhoe Mines Ltd., BHP Billiton plc, Rio Tinto plc, and a number of junior companies, began exploring for minerals in Mongolia, principally copper and gold. Following the enactment of a new minerals law in 1997, and the general rise in the price of uranium in subsequent years, companies initiated exploration programs in Mongolia.
Until recently, the policy of the Government of Mongolia has been to encourage foreign investment and direct participation by foreign companies in exploration for, and extraction of, mineral resources. Recently, however, national policies concerning the mineral sector have been under review, and on July 8, 2006, the Mongolian Parliament adopted a new Minerals Law (Amended Law) that contains provisions relating to, among other things, state ownership that are inconsistent with the stated policy of the Government. In July 2009, the Nuclear Energy Law of Mongolia was enacted, which specifically addresses exploration and exploitation of deposits of radioactive minerals in Mongolia. This law has created uncertainty regarding development of uranium deposits in Mongolia, particularly relating to ownership of deposits.
IN-SITU RECOVERY OF URANIUM
In the United States, experimentation with ISR of uranium mining (previously referred to as in-situ leach “ISL”) started in the early 1960s, and ISR production of uranium started in 1975, with the opening of the first ISR uranium mine, Shirley Basin Mine, by Utah Construction and Mining Company Co. (later to become Utah International Inc., and then Pathfinder Mines Corp.) (Underhill, 1995). Commercial production of ISR uranium continued throughout the period when uranium prices were depressed from the late 1980s to early 2000s. A schematic presentation of ISR uranium mining is provided in Figures 18-1 and 18-2.

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There are some important hydraulic factors when considering the development of an ISR uranium deposit, including:
•	Depth of water table above the deposit: if the water table is below the mineralized layers, then ISR mining cannot be utilized using current established technologies.

•	Porosity and permeability of the host horizon(s): The more porous and permeable the rock, the easier solution flow.

•
Other factors, such as aquifer thickness, transmissivity, grain size coefficient, piezometric surface, hydraulic gradient, and hydraulic separation (isolation or confinement of mineralized zones), affect the economic viability of an ISR project.

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PROCESS PLANT
PIPELINES
TOPSOIL
SHALE
SANDSTONE
SHALE
CEMENTED CASING
URANIUM DEPOSIT IN SANDSTONE AQUIFIER
PUMP
PRODUCTION WELL
INJECTION WELL
MONITOR WELL
SHALE

Figure 18-1

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

Schematic
In-situ Uranium Recovery

March 2011

18-3

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Processing Plant
50
r = 45-50m
Resource
Blocks
Injection Well
Recovery Well

Figure 18-2

Denison Mines Corp.

Hairhan Uranium Project

Mongolia

General Layout of In-Situ Uranium Recovery Operation

March 2011

18-4

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19	INTERPRETATION AND CONCLUSIONS
INTERPRETATION
A Colorado Plateau-type sedimentary uranium deposit has been discovered within the Hairhan Depression, and is being explored by Denison. Since only part of the general area has been adequately explored, RPA is of the opinion that there is significant geological potential for additional resources in the areas of the Hairhan Property.
Past work was focused on developing targets of near-surface sedimentary uranium deposits. Preliminary interpretation of drill results on the Hairhan Property suggests that Middle to Upper Cretaceous sandstones are the favourable hosts for uranium mineralization. These results also suggest that diagenetic fluids have moved through the sedimentary rocks and were part of the process of emplacement of uranium mineralization in the area. Additional ground investigations need to be carried out to assess the exploration potential of these anomalous areas.
CONCLUSIONS
Based on recent drilling results and our review of technical reports on past exploration, RPA offers the following conclusions:
•	The effective date of the Mineral Resource estimate is December 31, 2010.

•
At the cut-off grade of 0.02% equivalent uranium (eU) and a minimum vertical thickness of 2.0 m, the Indicated Mineral Resources at the Hairhan Property, estimated by Denison, are in the order of 12.3 million tonnes at an average grade of 0.062% eU, containing some 7,600 tonnes of U (19.8 million lbs of U3O8), and an average thickness of 3.73 m of the mineralized layers. RPA considers these resources as acceptable and compliant with NI 43-101.

•
At the cut-off grade of 0.02% eU and a minimum vertical thickness of 2.0 m, the Inferred Mineral Resources at the Hairhan Property, estimated by Denison, are in the order of 5.5 million tonnes at an average grade of 0.04% eU, containing some 2,200 tonnes of U (5.8 million lbs of U3O8), and an average thickness of 3.03 m of the mineralized layers.

•	RPA considers that the Denison Mineral Resource estimate of the Hairhan uranium deposit is reasonable and acceptable.

•	The style of uranium mineralization at Hairhan has features similar to uranium deposits in the Colorado Plateau of the United States.

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•	In large part, the uranium mineralization is hosted by a number of relatively flat-lying to gently southeast dipping units of sandstone interlayered with siltstone and shale.

•	At least ten mineralized layers (“sand packages”) have been identified within the area of the Hairhan deposit.

•	The mineralized horizons extend 50 m to 3 km along strike, and their thickness ranges from 2 m to 14 m.

•	The Hairhan Uranium Project area is underlain by Upper Jurassic to Neogene continental, deltaic and marine sediments.

•	Large areas of uranium anomalies, with uranium content in the samples ranging from 0.01% eU to 0.20% eU, are associated with units of subhorizontal sandstones.

•
A total of 1,088 regional and detailed exploration drill holes have been completed by the GSJV on the Hairhan Property. Of the 1,088 drill holes, 754 have been completed within the “central” portion of the project, in which this 43-101 review encompasses. Of the 754 drill holes, 610 encountered anomalous radioactivity.

•
Exploration data suggest that the likely environments of uranium mineralization are braided stream depositional systems within paleochannels, with fine-grained sands and silts containing some organic material, which could serve as reductant for the precipitation of uranium.

•	The methodology of sampling and assaying in the past is in keeping with industry standards.

•	RPA’s check assay results compare well with Denison results.

•
Results of past check assay programs by Geologorazvedka, and more recently by Denison, also indicate that interpreted mineralized intersections and grade of uranium mineralization from downhole radiometric probing compare very well with actual chemical assays and lithologic logs.

•	The methodologies of lithologic and radiometric logging procedures, and sampling and assaying during the recent drilling campaign are in keeping with industry standards.

•	There is good potential for the discovery of additional uranium mineralization within the Hairhan mineral licence. Further work is warranted.

•	Metallurgical test work results indicate that mineralized zones situated below the water table at Hairhan is amenable to recovery of uranium by the ISR method.

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20	RECOMMENDATIONS
RPA recommends that Denison advance the Hairhan Uranium Project towards a prefeasibility study on the potential economics of an ISR operation.
Denison has prepared a preliminary budget for 2011 on the order of US$3,000,000 for the Hairhan Uranium Project. The objectives are to advance the project to the semi-commercial ISR test stage, which includes conversion of the Mineral Resources to Mineral Reserves. The proposed program provides a phased approach to build on past pilot test work and to advance start-up of a commercial test facility in 2012. The initial phase for 2011 includes design and specification of a modular ISR pilot facility incorporating parameters derived from prior pilot work. This phase will also entail a scoping study to project economic and operating criteria for the pilot phase and extending into commercial operations. The 2011 program, as the initial phase of development, includes the following:
•	Baseline environmental studies, including:
•	Groundwater baseline sampling

•	Ambient and baseline air quality

•	Site radiological characterization and exposure pathways analyses

•	Social and stakeholder assessment

•	Public information programs on uranium recovery

•
Environmental assessment for ISR of uranium (Detailed Environmental Impact Assessment was submitted to Government agencies in mid-2010, and approval by the Ministry of Nature, Environment, and Tourism was received March 2011)

•	Design of semi-commercial phase ISR plant and associated facilities and infrastructure, including:
•	Plant and wellfield design and specification of equipment

•	Metallurgical and process flowsheets and design

•	Waste characterization and management system designs

•	Radiological health and safety system designs

•	Construction of initial stage workers’ camp

•	Installation of power supply system

•
Drilling of pump test wells to test the mineralized zone aquifer and determine the properties for the design of an ISR-Semi-Commercial scale test and to collect baseline water quality data in the proposed test area. Core samples from these wells will provide material for laboratory bench testing to refine the ISR lixiviant chemistry

•	Hiring of development staff to initiate project development, worker training, and construction
•	Scoping study incorporating parameters defined in prior test work:
•	Pilot program will refine scoping level parameters

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•
Preparation of Mongolian compliant feasibility study to be submitted to the Government of Mongolia. The Mineral Resources and Mineral Reserves, which are required to be prepared in accordance with Mongolian requirements for the Mongolia feasibility study, have been approved and registered with the Government of Mongolia.

The breakdown of the proposed 2011 is budget is as follows:
•	Resource definition and installation of test area monitor wells = $825,000

•	Environmental data collection and reports = $175,000

•	Development staff, engineering and technical studies, field support services = $1,200,000

•	Capital Equipment and Facilities: Workers’ camp, power supply, vehicles, pumps, monitoring equipment, etc. = $800,000
RPA concurs with this program and budget.
RPA also recommends that Denison, on behalf of the GSJV, continue with the regional and detailed exploration program to better outline the mineralized horizons and to assess the exploration potential for uranium mineralization within the large mineral lands in south central Mongolia. The objective of this work is to discover sedimentary-hosted uranium mineralization.

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21	REFERENCES
Budunov, A.A., et al., 1997a, Summary Report of Results of Prospecting Work in the Gobi Region of Mongolia for 1994-1996: Internal Report to the Gurvan Saihan Joint Venture.
Budunov, A.A., et al., 1997b, Reserve Report, Haraat N-1 and N-2 Deposits: Internal Report to the Gurvan Saihan Joint Venture.
Budunov, A.A., et al., 1997c, Report of Geological Exploration Work on Uranium in the Gobi Region of Mongolia for the period of 1997: Internal Report to the Gurvan Saihan Joint Venture.
Budunov, A.A., et al., 1998, Report on the Results of Geological Exploration Work on Uranium in the Gobi Region of Mongolia for the period of 1998: Internal Report to the Gurvan Saihan Joint Venture.
Budunov, A.A., et al., 1999, Report on Result of Geological Exploration Work on Uranium in the Gobi Region of Mongolia for the Period of 1998: Internal Report to the Gurvan Saihan Joint Venture.
Budunov, A.A., et al., 2006, Report on the Results of Uranium Exploration Completed in the Gobi Region of Mongolia in 2006. Private Report to the Gurvan Saihan Joint Venture.
Cox, D.P., and Singer, D.A., 1992, Mineral Deposit Models: U.S. Geological Survey Bulletin 1693.
Cunningham, A.D., and Mathisen, M.B., 1999, 1998 Reserve Report on the Gurvan Saihan Joint Venture, Hairhan Uranium Deposit, Dundgobi Aimag, Mongolia: Report to International Uranium (USA) Corporation.
Dejidmaa, G., and Badarch, G., 1999, Summary of Pre-Accretionary and Accretionary Metallogenic Belts of Mongolia. In Nockleberg, W.J. et al.: USGS Open File Report 99-165.
Gow, N., and Pool, T., 2007, Technical Report on the Uranium Exploration Properties in Mongolia: NI 43-101 Report Prepared for Denison Mines Corp. by Scott Wilson Roscoe Postle Associates Inc., February 27, 2007.
Grechukhin, M., and Budunov, A., 1998, Hydrological Conditions of Hairhan Deposit: Denison Internal Report to the Gurvan Saihan Joint Venture.
International Uranium Corporation, 2005, Miscellaneous Geological Maps.
Klein, M., 2009, Standard Roll Test Operating Procedures: Internal Denison Document, January 2009.
Mathisen, M.B., 2009, Personal Correspondence.
McIntosh, S., 2009, Personal Correspondence.

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Sweet, K., 2007, Memorandum to Roger Staley Regarding Calibration Factors in Borehole Logging: Denison Internal Report, October 19, 2007.
Sweet, K., 2008, Memorandum to Sukhee Regarding Calibration Factors in Borehole Logging: Denison Internal Report, April 28, 2008.
Tetra Tech Incorporated, 2008, Baseline Gamma Survey Results for the Hairhan Uranium Project Area, Dundgobi Aimag, Mongolia: Report Prepared for Denison Mines Corporation, December 20, 2008.
Underhill, D.H.,1995, In Situ Leach (ISL) Uranium Mining: Technical, Economic, and Environmental Considerations, Part 1: Background Information: International Atomic Energy Agency, Division of Nuclear Fuel Cycle and Waste Management, Lecture Notes for the Regional Training Course on Uranium Mining: Its Operation, Safety and Environmental Aspects, Saclay, France, September 12, 1995.
Wetz, T.V., 1998, Summary Report, Mongolian-Russian-American Joint Venture, “Gurvan Saihan HHK: Internal Report to the Gurvan Saihan Joint Venture.
Wetz, T.V., 2000, General Feasibility Analysis of Hairhan Uranium Deposit: Internal Report to the Gurvan Saihan Joint Venture.
Wetz, T.V., 2009, E-mail Correspondence.
Wetz, T.V., 2004, Overview Memorandum, Gurvan Saihan Joint Venture.
Yakubchuk, A., et al., 2001, The Altaids: Tectonic Evolution and Metallogeny: Econ. Geol Newsletter No. 46, pp. 1-14.

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22	DATE AND SIGNATURE PAGE
This report titled “Technical Report on the Hairhan Uranium Property, Mongolia” and dated March 23, 2011, was prepared and signed by the authors:

(Signed & Sealed) “Hrayr Agnerian”

Dated at Toronto, Ontario	Hrayr Agnerian, M.Sc.(Applied), P.Geo.
March 23, 2011	Associate Consulting Geologist

(Signed & Sealed) “William E. Roscoe”

Dated at Toronto, Ontario	William E. Roscoe, Ph.D., P.Eng.
March 23, 2011	President and Consulting Geologist

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23	CERTIFICATE OF QUALIFIED PERSON
HRAYR AGNERIAN
I, Hrayr Agnerian, M. Sc. (Applied), P. Geo., as an author of this report entitled “Technical Report on the Hairhan Uranium Property, Mongolia” prepared for Denison Mines Corp. and dated March 23, 2011, do hereby certify that:
1.	I am an Associate Consulting Geologist with Roscoe Postle Associates Inc. of Suite 501, 55 University Ave Toronto, ON, M5J 2H7.
2.
I am a graduate of the American University of Beirut, Lebanon in 1966 with a Bachelor of Science degree in Geology, of the International Centre for Aerial Surveys and Earth Sciences, Delft, the Netherlands, in 1967 with a diploma in Mineral Exploration, and of McGill University, Montréal, Québec, Canada, in 1972 with a Masters of Science degree in Geological Engineering.

3.
I am registered as a Professional Geoscientist in the Provinces of Ontario (Reg.# 0757) and Saskatchewan (Reg.# 4305), and as a Professional Geologist in the Province of Québec (Reg.# 302). I have worked as a geologist for a total of 37 years since my graduation. My relevant experience for the purpose of the Technical Report is:

•	Twenty-one years experience as a Consulting Geologist across Canada and in many other countries.

•
Review and report as a consultant on more than eighty mining operations and exploration projects around the world for due diligence and regulatory requirements. A number of these projects include uranium projects in Canada, Kazakhstan, Mongolia, Paraguay and Peru.

•	District Geologist with a major Canadian mining company, responsible for project management and monitoring of several uranium and rare earth projects in the Athabasca Basin

•	Project Geologist and Exploration Geologist for several Canadian exploration companies.
4.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

5.	I visited the Hairhan Project site on December 4 and 5, 2008.

6.	I am responsible for overall preparation of the Technical Report.

7.	I am independent of the Issuer applying the test set out in Section 1.4 of NI 43-101.
8.	I have had prior involvement with the property that is the subject of the Technical Report, and have prepared a previous Technical Report on the same property.
9.	I have read NI 43-101F1, and the Technical Report has been prepared in compliance with NI 43-101 and Form 43-101F1.

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10.
To the best of my knowledge, information, and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

Dated this 23rd day of March, 2011.
(Signed & Sealed) “Hrayr Agnerian”
Hrayr Agnerian, M.Sc.(Applied), P.Geo.
Associate Consulting Geologist

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WILLIAM E. ROSCOE
I, William E. Roscoe, Ph.D., P.Eng., as an author of this report entitled “Technical Report on the Hairhan Uranium Property, Mongolia” prepared for Denison Mines Corp. and dated March 23, 2011, do hereby certify that:
1.	I am a Principal Consulting Geologist with Roscoe Postle Associates Inc. of Suite 501, 55 University Ave Toronto, ON, M5J 2H7.
2.
I am a graduate of Queen’s University, Kingston, Ontario, in 1966 with a Bachelor of Science degree in Geological Engineering, McGill University, Montreal, Quebec, in 1969 with a Master of Science degree in Geological Sciences and in 1973 a Ph.D. degree in Geological Sciences.

3.
I am registered as a Professional Engineer (No. 39633011) and designated as a Consulting Engineer in the Province of Ontario. I have worked as a geologist for more than 40 years since my graduation. My relevant experience for the purpose of the Technical Report is:

•	Twenty-five years experience as a Consulting Geologist across Canada and in many other countries

•	Preparation of numerous reviews and technical reports on exploration and mining projects around the world for due diligence and regulatory requirements

•	Senior Geologist in charge of mineral exploration in southern Ontario and Québec

•	Exploration Geologist with a major Canadian mining company in charge of exploration projects in New Brunswick, Nova Scotia, and Newfoundland
4.
I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI43-101.

5.	I have not visited the Hairhan Property.
6.	I am responsible for the general overview of the Mineral Resources of the Technical Report.
7.	I am independent of the Issuer applying the test set out in Section 1.4 of NI 43-101.
8.	I have had prior involvement with the property that is the subject of the Technical Report. This includes a previous (2007) Technical Report by RPA.
9.	I have read NI 43-101, and the Technical Report has been prepared in compliance with NI 43-101 and Form 43-101F1.

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10.
To the best of my knowledge, information, and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

Dated this 23rd day of March, 2011.
(Signed & Sealed) “William E. Roscoe”
William E. Roscoe, Ph.D., P.Eng.
President and Consulting Geologist

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24	APPENDIX A
SAMPLE PREPARATION PROCEDURES FOR STANDARD ROLL TESTS
•	Add pulverized mineralized material to a one-litre Nalgene® bottle after splitting out a 100 g sample and placing it in a sample bag labeled MMDDYY-NN (H stands for heads).

•	Test and record the pH and Oxidation-Reduction Potential (ORP) of the freshly made lixiviant solution, and add proper amount of lixiviant to jar.

•	Insert the jar containing test materials carefully in roll tester. When roll tester becomes full, start timed test.

•	Monitor bottles carefully for leaks during first five minutes of test as internal chemical reactions may promote gas formation.

•	At the conclusion of the test, open Nalgene® bottle and test final pH and ORP.

•	Filter entire test contents through 250 mm Buchner® Funnels.

•	When solids cake begins to crack on filter paper, stop filtration and transfer wet solids to attrition scrubber container.

•	Measure entire volume of liquor obtained and keep approximately 300 mL as MMDDYY-NN P sample (P stands for pregnant solution).

•	Add proper amount of water to scrubber container and agitate for 10 minutes at 700 RPM.

•	Filter entire test contents through 250 mm Buchner® Funnels.

•	When solids cake begins to crack on filter paper, stop filtration and transfer wet solids to weighing pan.

•	Record the wet weight of the cake and transfer the washed wet solids to the drying oven. This sample should be identified as MMDDYY-NN T (T stands for tailings).

•	Measure entire volume of liquor obtained from this washing step, and keep approximately 300 mL as MMDDYY-NN W (W stands for wash solution).

•	At the end of the testwork, you should have four test samples for analysis.
•	MMDDYY-NN H(dry solids)

•	MMDDYY-NN P (~300 mL liquor)

•	MMDDYY-NN W (~300 mL liquor).

•	MMDDYY-NN T (dry solids)
•	The following testwork values should be recorded:
•	LIX initial volume, pH and ORP.

•	Solids initial weight.

•	Pregnant solution volume, pH and ORP.

•	Wash solution volume.

•	Washed solids wet weight.

•	Washed solids dry weight.

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